As filed with the Securities and Exchange Commission on April 23, 2008

File No: 333-149812

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LAMBERT’S COVE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-2170578
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

817 West Peachtree, Suite 550
Atlanta, GA 30308
(404) 961-7001

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey C. Levy
Chief Executive Officer
817 West Peachtree, Suite 550
Atlanta, GA 30308
(404) 961-7001

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th Floor New York, NY 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Alejandro E. Camacho, Esq. Jay L. Bernstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000 (212) 878-8375 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	11,500,000	$10.00	$115,000,000	$4,530
Shares of Common Stock included as part of the Units(2)	11,500,000	—	—	—	(3)
Warrants included as part of the Units(2)	11,500,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(2)(4)	11,500,000	$7.50	$86,250,000	$3,397
Total			$201,250,000	$7,927	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 units, and 1,500,000 shares of common stock and 1,500,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	April 23, 2008

$100,000,000
LAMBERT’S COVE ACQUISITION CORPORATION
10,000,000 Units

Lambert’s Cove Acquisition Corporation is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or any other similar business combination, an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the communications, information, technology, entertainment, media, new media or related industries primarily in North America, but will not be limited by geography, type of business or industry in pursuing acquisition opportunities worldwide. If we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by an additional 12 months for the purpose of consummating such business combination. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such period of 24 months (or 36 months if stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account to our public stockholders.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $10.00 per unit and consists of:

➢	one share of our common stock; and
➢	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination or  , 2009 [one year from the date of this prospectus], and will expire on  , 2013 [five years from the date of this prospectus], or earlier upon redemption or liquidation of the trust account described below.

We have granted the underwriters a 30-day option to purchase up to 1,500,000 additional units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover net syndicate short positions resulting from the initial distribution.

Lambert’s Cove Holdings, LLC, our sponsor, has agreed to purchase 3,050,000 warrants, which we refer to as the insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to the date of this prospectus. All of the proceeds received from the sale of the insider warrants (an aggregate of $3,050,000) will be placed in the trust account described below. The insider warrants will be substantially similar to those sold in this offering. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

There is presently no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange, or the AMEX, under the symbol “LCA.U”. Once the securities comprising the units begin separate trading, the units will continue to trade under the symbol “LCA.U” and the common stock and warrants will be listed on the AMEX under the symbols “LCA” and “LCA.W”, respectively. The common stock and warrants comprising the units will begin separate trading five days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

Investing in our securities involves a high degree of risk. See “Risk factors” beginning on page 37 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.70	$7,000,000
Proceeds, before expenses, to us	$9.30	$93,000,000
(1)	Includes deferred underwriting discounts and commissions in the amount of $3,250,000 ($0.325 per unit), or $3,737,500, if the underwriters’ over-allotment option is exercised in full, payable to the underwriters, only upon consummation of a business combination. If a business combination is not consummated, such deferred underwriting discounts and commissions will be forfeited by the underwriters.

Of the proceeds we receive from this offering and the private placement to be made to our sponsor prior to the date of this prospectus, $98,500,000 ($9.85 per unit) will be deposited into the trust account at JP Morgan Chase Bank NA maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes deferred underwriting discounts and commissions in the amount of $3,250,000 ($0.325 per unit), or $3,737,500 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination.

We are offering the units for sale on a firm commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about , 2008.

UBS Investment Bank	Morgan Joseph

The date of this prospectus is , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

LAMBERT’S COVE ACQUISITION CORPORATION

i

Prospectus summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk factors” and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

➢	references to “we,” “us,” “our,” “company” or “our company” are to Lambert’s Cove Acquisition Corporation;
➢	references to the “extension” or the “extended period” are to the 12 month extension to the 24 month time period within which we must complete our initial business combination; we will extend the period of time to 36 months only if: (i) we have entered into a definitive agreement with respect to a business combination within 24 months from the date of this prospectus; (ii) a majority of the shares of common stock voted by the public stockholders are voted in favor of the extension; (iii) public stockholders owning no more than one share less than 40.0% of the shares sold in this offering both exercise their redemption rights and vote against the extension; and (iv) a majority of the shares of common stock outstanding have approved an amendment to our amended and restated certificate of incorporation extending our corporate life to 36 months from the date of this prospectus.
➢	references to “initial business combination” and to “business combination” are to our initial acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination of one or more operating businesses or assets with a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights; we will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning no more than one share less than 40.0% of the shares sold in this offering both vote against the proposed business combination, or the extension, as the case may be, and exercise their redemption rights, on a cumulative basis and (iii) a majority of the shares of common stock outstanding have approved an amendment to our amended and restated certificate of incorporation to provide for perpetual existence;
➢	references to “founders units” are to the 2,875,000 units issued to our sponsor up to 375,000 of which are subject to forfeiture by our existing stockholder if the underwriters’ over-allotment option is not exercised;
➢	references to “founders shares” are to the shares of our common stock included in the founders units;
➢	references to “founders warrants” are to the warrants to purchase shares of our common stock included in the founders units;
➢	references to our “existing stockholder” or our “sponsor” are to Lambert’s Cove Holdings, LLC, a Delaware limited liability company; the managing members and owners of Lambert’s Cove Holdings, LLC are Messrs. Pelson and Levy, our Chairman and our Chief Executive Officer, respectively;
➢	references to “private placement” are to the sale of 3,050,000 warrants to our sponsor at a price of $1.00 per warrant, for an aggregate purchase price of $3,050,000, in a private placement that will occur immediately prior to the date of this prospectus;
➢	references to “public stockholders” are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including our existing stockholder to the extent it acquires such shares in this offering or afterwards (and solely with respect to such shares);
➢	references to “insider warrants” are to the warrants to purchase an aggregate of 3,050,000 shares of our common stock being purchased by our sponsor in the private placement;

➢	references to a “target business” are to one or more operating businesses or assets which, after completion of this offering, we may target for a potential business combination;

and unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

OUR BUSINESS

We are a newly-organized blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the communications, information, technology, entertainment, media, new media or related industries primarily in North America, which we refer to as our target industries, but will not be limited by geography, type of business or industry in pursuing acquisition opportunities.

MANAGEMENT EXPERIENCE

We will seek to capitalize on the significant management, investment and public corporation experience of Mark A. Pelson and Jeffrey C. Levy, our Chairman and our Chief Executive Officer, respectively, and the relationships and industry expertise of our executive officers and board members. We believe the substantial experience of our management and directors in identifying, negotiating, financing and structuring acquisitions and managing public and private companies will be instrumental to our success.

Mr. Pelson has 18 years of experience leading private company acquisitions and investments in our target industries. Prior to forming our company, Mr. Pelson was a Managing Director at Providence Equity Partners, or Providence, which he joined in 1996. Mr. Pelson left his Managing Director role at Providence in 2007 to become a Senior Advisor at Providence. Providence is among the world’s leading private equity firms focused on media, entertainment, communications, and information investments. The firm manages funds with approximately $21.0 billion in equity commitments and has invested in more than 100 companies globally since its inception in 1989. Mr. Pelson has served on over a dozen boards at Providence portfolio companies, including Consolidated Communications (NASDAQ:CNSL), Language Line Services Inc., American Cellular Corporation, Madison River Telephone Company and Wired Inc. He currently serves on the board of Telcordia Inc., another Providence portfolio company. Mr. Pelson was responsible for many of Providence’s investment activities in international long distance carriers, local, long haul and undersea fiber infrastructure providers, wireless data services, business services and wireless telephony. Prior to joining Providence, Mr. Pelson co-founded TeleCorp, Inc., a wireless telecommunications company. He previously served in various management positions with AT&T, most recently as a general manager of strategic planning and mergers and acquisitions.

Mr. Levy has 12 years of experience as an entrepreneur and manager in our target industries. Mr. Levy served as Chairman and Chief Executive Officer of Biltmore Communications, Inc. and its subsidiary, PurDigital Media, Inc., or PurDigital, from 2003 until their sale in July 2007 to Hicks Holdings, a private investment enterprise headed by Thomas O. Hicks. PurDigital provides high density residential and commercial properties with fiber-based Internet service, digital voice and television services, and Wi-Fi wireless data services. In 2001, Mr. Levy co-founded Open Point Networks and helped architect a system to integrate public and private wireless data networks. Mr. Levy served as Chairman and Chief Executive Officer of Open Point Networks until its sale to Biltmore Communications, Inc. in May 2003. In 1999, Mr. Levy founded eHatchery, the Southeast’s first integrated seed capital investment fund and technology business incubator, and served as its Chairman and Chief Executive Officer. In 1996, Mr. Levy co-founded RelevantKnowledge, a pioneer in the field of Internet audience measurement, and served as its Chairman and Chief Executive Officer until the company merged with its primary competitor, Media Metrix. Mr. Levy subsequently served as vice chairman of Media Metrix, helping spearhead the company’s initial public offering.

COMPETITIVE STRENGTHS

We believe that the following attributes will enhance our ability to successfully implement our strategy:

Our team’s In-depth knowledge of our target industries

Messrs. Levy and Pelson have a combined 30 years of experience investing in and managing over 20 different companies in our target industries. We believe this experience provides us with a deep understanding of our target industries and developments in telecommunications, media and technology affecting companies in these sectors. We believe this knowledge will be instrumental in our ability to identify, evaluate and analyze acquisition candidates and sets us apart from investment teams that lack extensive direct industry experience.

Experience managing and operating companies in our target industries

Messrs. Levy and Pelson have extensive experience as managers, advisors to and board members of companies in our target industries. We believe their ability to manage companies, advise management teams, and participate on boards differentiates us from acquirers that lack these capabilities. We believe we can provide valuable support to a target company in different ways including: offering ideas to increase revenue, offering advice on improving margins and operating more efficiently, offering ideas on how to package and deliver enhanced product offerings to customers and providing access to external resources and relationships that can be helpful to a target company.

Private equity investing experience

Mr. Pelson has over 10 years of experience in the private equity industry with Providence acquiring and investing in companies in our target industries. Because our sole purpose is to deliver value to our security holders by acquiring a business, we believe his experience is ideally suited to our mission.

Extensive relationships

Our management and board have been active as investors, advisors, managers and board members in our target industries for many years and have developed relationships and contacts that we believe can provide us with access to attractive acquisition opportunities. Moreover, we will seek to leverage these relationships and focus on situations where we will have the first or exclusive opportunity to pursue an acquisition and thus avoid competitive situations.

INVESTMENT STRATEGY

We do not have any specific initial business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. While we intend to focus on our target industries, if an attractive acquisition opportunity is presented to us in another industry, we may pursue such other opportunity. While our potential acquisition targets will include companies with positive cash flow, we may consider a strategy that targets fundamentally strong companies that have been mismanaged or undermanaged. This strategy would seek to execute strategic and operational initiatives that will result in higher sales, lower expenses and enhanced free cash flow. Though the strategy does not primarily rely on leverage or other balance sheet opportunities, we may also seek to enhance value through optimization of a target company’s capital structure, including adjusting a company’s leverage to levels that we think are more efficient.

EFFECTING A BUSINESS COMBINATION

Our business combination must be with a business (or businesses) whose fair market value is at least equal to 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with out initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. If we acquire less than 100.0% of one or more businesses in our initial business combination, the aggregate fair market value of the interest or assets we acquire must equal at least 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

While we do not intend to pursue an initial business combination with any company that is affiliated with our sponsor, officers or directors or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we are required to obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, and is reasonably acceptable to the representatives of the underwriters, that such an initial business combination is fair to our stockholders from a financial point of view.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we will need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

We may further seek to acquire a target business that has a fair market value significantly in excess of 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law, regulation or a rule of the AMEX, we would seek stockholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the AMEX, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any initial business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. If we do not use all of the proceeds in the trust account in connection with a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We have 24 months from the date of this prospectus to consummate a business combination. If we are unable to consummate a business combination by such date, but have entered into a definitive agreement with respect to a business combination within such 24-month period, we may seek stockholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) holders of a majority of our common stock sold in this offering voting at the meeting, in person or by proxy, must approve the extension, (ii) redemption rights must be exercised with respect to less than 40.0% of the shares sold in this offering, and (iii) holders of a majority of our common stock outstanding must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 36 months from the date of this prospectus, each as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such period of 24 months (or 36 months if stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account to our public stockholders.

POTENTIAL CONFLICTS OF INTEREST

Our directors and officers may have similar legal obligations relating to presenting business opportunities to multiple entities to the extent of the directors’ and officers’ multiple affiliations. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the conflicts mentioned herein will be resolved in our favor.

Each of our directors and officers have, or may come to have, to a certain degree, other fiduciary obligations to the extent they serve as directors and officers of other companies. Under Delaware law, each of our officers and directors may have fiduciary duties to us and to other companies for which they serve as a director or officer. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director’s or officer’s own interest or in the interest of another person or an organization with which the officer or director is associated. As a result of our sponsor’s significant ownership stake in us, there are certain potential conflicts of interest after an acquisition has been consummated, potential competition and business relationships with each other.

The discretion of our officers and directors, some of whom are officers and/or directors of other companies, including our sponsor, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Investors should be aware of the following potential conflicts of interest:

➢	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities.
➢	Our officers and directors may, in the future, become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
➢	In the course of their business activities for other companies, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as to such other company.
➢	Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
➢	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our sponsor, directors, officers, or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may compete with us.

Please see “Management – Conflicts of Interest”, for a chart listing entities that are engaged in business activities that are similar to those we intend to conduct and with which our current officers and directors have a pre-existing fiduciary duty or are otherwise affiliated.

PRIVATE PLACEMENT

Prior to the date of this prospectus, our sponsor will purchase an aggregate of 3,050,000 insider warrants from us at a price of $1.00 per warrant in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended, or the Securities Act. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a “cashless” basis at any time after the consummation of an initial business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of an initial business combination. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate an initial business combination, in which event the insider warrants will expire worthless. No placement fees will be payable on the warrants sold in the private placement.

All of the gross proceeds from the sale of the 3,050,000 insider warrants in the private placement, or $3,050,000, will be deposited into the trust account.

Our executive offices are located at 817 West Peachtree, Suite 550, Atlanta, GA 30308, and our telephone number at that location is (404) 961-7001.

The offering

Securities offered
10,000,000 units, at $10.00 per unit, each unit consisting of:
➢ one share of common stock; and
➢ one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the 5th day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option, which is 30 days from the date of this prospectus, (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K as described below and having issued a press release announcing when such separate trading will begin.
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see “Description of securities — Units.”
Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.
Units:

Number outstanding before this offering
2,875,000 units(1)
Number to be outstanding after this offering
12,500,000 units(2)
Common Stock:

Number outstanding before this offering
2,875,000 shares(1)
Number to be outstanding after this offering
12,500,000 shares(2)
Warrants:
Number outstanding before this offering and private placement
2,875,000 warrants(1)
Number to be outstanding after this offering and private placement
15,550,000 warrants(2) (which includes the insider warrants)
Exercisability
Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.
Exercise price
$7.50
Exercise period
The warrants will become exercisable on the later of:
➢ the completion of our initial business combination, or
➢ [], 2009 [one year from the date of this prospectus].
However, the warrants will be exercisable only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants. In contrast, the founders warrants and the insider warrants will be exercisable for unregistered shares of common stock in the absence of an effective registration statement, but are only exercisable to the extent we have an effective and current registration statement covering the shares of common stock issuable upon the exercise of the warrants sold as part of the units in this offering.
(1)	This number includes an aggregate of up to 375,000 founders units, and the underlying founders shares and founders warrants, subject to forfeiture by our existing stockholder if the underwriters’ over-allotment option is not exercised.
(2)	Assumes that the underwriters’ over-allotment option has not been exercised and 375,000 founders units, and the underlying founders shares and founders warrants, have been forfeited by our existing stockholder.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 pm, New York City time, on [], 2013 [five years from the date of this prospectus] or earlier upon redemption or liquidation of the trust account.
Despite this agreement, we cannot guarantee that a registration statement will be effective and current, in which case our warrant holders would not be able to exercise their warrants and therefore the warrants could expire worthless.
Redemption
We may redeem the outstanding warrants (excluding any founders warrants and insider warrants held by our sponsor or its permitted assigns) without the consent of the representatives or any third party:
➢ in whole and not in part,
➢ at a price of $0.01 per warrant at any time after the warrants become exercisable,
➢ upon not less than 30 days’ prior written notice of redemption, and

➢

if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.
The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial warrant exercise price and to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

None of the founders warrants and insider warrants are redeemable while held by our sponsor or its permitted assigns.
Founders units
On March 11, 2008, our sponsor purchased 2,875,000 units (up to 375,000 of which units are subject to forfeiture by our sponsor to the extent that the underwriters do not exercise their over-allotment option) for a purchase price of $25,000, or approximately $0.009 per unit. We refer to the units issued to our sponsor throughout this prospectus as the founders units. Each founders unit consists of one share of common stock, which we refer to as a founders share, and one warrant to purchase one share of common stock, which we refer to as a founders warrant.
If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of this offering, then the founders units will be adjusted in the same proportion as the increase or decrease in the units offered hereby such that the aggregate number of founders units our sponsor holds will be equal to 20.0% of the total number of units issued and outstanding after this offering (assuming our sponsor does not purchase additional units in this offering). We will not make or receive any cash payment in respect of any such adjustment.
Founders shares
The founders shares are identical to the shares of common stock included in the units being sold in this offering, except that our sponsor has agreed:
➢ that the founders shares are subject to the transfer restrictions described below in “Escrow of existing stockholder’s founders units and insider warrants”;

➢

in connection with the stockholder vote required to approve the 12 month extension to the time period within which we must complete our initial business combination, or our initial business combination, as the case may be, to vote the founders shares in the same manner as a majority of the public stockholders;

➢ to waive its rights to participate in any liquidation distribution with respect to the founders shares if we fail to consummate an initial business combination; and
➢ that it will not be able to exercise redemption rights with respect to the founders shares.

Founders warrants
The founders warrants are identical to those included in the units being sold in this offering, except that:

➢

the founders warrants, including the shares of common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below in “Escrow of existing stockholder’s founders units and insider warrants”;

➢

the founders warrants will become exercisable after the consummation of our initial business combination upon the earlier of (i) if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning after such business combination, and (ii) one year following the completion of such business combination;

➢ the founders warrants will be exercisable for unregistered shares of common stock in the absence of an effective registration statement;
➢ the founders warrants will not be redeemable by us so long as they are held by our sponsor or its permitted assigns; and
➢ the founders warrants may be exercised on a “cashless” basis at any time after the consummation of our initial business combination, if held by our sponsor or its permitted assigns.
Exercising warrants on a “cashless” basis means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.
Private placement
Our sponsor has agreed to purchase 3,050,000 insider warrants prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $3,050,000, all of which is to be financed from the sponsor’s funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $3,050,000 purchase price of the insider warrants will become an asset to be included as part of the liquidation amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will expire worthless. See

“Proposed business — Effecting a business combination — Liquidation if no business combination” below.
The insider warrants will be identical to those sold in this offering except that: (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a “cashless” basis at any time after the consummation of our initial business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of our initial business combination and will be exercisable for unregistered shares of common stock in the absence of an effective registration statement.
If any of our officers or directors or our sponsor acquire units or warrants for their own account in this offering or in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holder of the founders warrants or the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founders warrants and the insider warrants non-redeemable in order to provide our sponsor a potentially longer exercise period for those warrants because it will bear a higher risk than that of public warrant holders due to the fact the founders warrants and the insider warrants are subject to transfer restrictions and to a longer holding period than that of the public warrant holders, and also to loss of investment upon liquidation, as described above. If the price of our common stock declines in periods subsequent to a warrant redemption and our sponsor continues to hold the founders warrants and the insider warrants, the value of those the founders warrants and insider warrants may also decline.
No commissions, fees or other compensation will be payable in connection with the private placement.
Proposed AMEX symbols for our:
Units
“LCA.U”
Common Stock
“LCA”
Warrants
“LCA.W”

Offering and private placement proceeds to be held in trust
Of the proceeds we receive from this offering and the private placement to be made prior to the date of this prospectus to our sponsor, $98,500,000 ($9.85 per unit), or $112,937,500 ($9.83 per unit) if the over-allotment option is exercised in full, will be deposited into the trust account at JP Morgan Chase Bank NA maintained by Continental Stock Transfer & Trust Company acting as trustee. Of this amount, up to $95,250,000 ($109,200,000 if the underwriters’ over-allotment option is exercised in full) may be used by us for the purpose of effecting a business combination and $3,250,000 ($0.325 per unit), or $3,737,500 ($0.325 per unit) if the underwriters’ over-allotment option is exercised in full, will be payable to the underwriters if a business combination is consummated.
We believe that the inclusion in the trust account of the underwriters’ deferred underwriting discounts and commissions and the proceeds of the private placement is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if a liquidation of our company occurs prior to our completing a business combination. The proceeds held in the trust account will not be released until the earlier of the completion of our business combination or our dissolution and liquidation except to make payments to public stockholders who exercise redemption rights in connection with an extension of the time period for us to consummate our initial business combination. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, except that there may be released to us from the trust account interest earned on the funds in the trust account: (i) to pay any taxes and (ii) up to an aggregate of $2,500,000 of interest income for working capital purposes. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from $50,000 of the net proceeds of this offering not held in the trust account.
None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Anticipated expenses and funding sources
We believe that, upon consummation of this offering, the estimated $50,000 of net proceeds not held in the trust account, plus the up to $2,500,000 of interest earned on the trust account balance, as well as amounts necessary to pay our tax obligations, that may be released to us, will be sufficient to allow us to operate for the next 24 months (or 36 months if the extension is approved), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.
We anticipate that we will incur approximately:
➢ $860,000 of expenses for legal, accounting and other third-party expenses attendant to, structuring and negotiating of a business combination;
➢ $910,000 of expenses for the costs related to the due diligence and investigation of a prospective target business or, as the case may be, by our officers, directors and existing stockholder and for the additional fees payable to unaffiliated third parties if we choose to retain such third parties to assist us with such investigation. Officers, directors and our existing stockholder will not receive compensation for the performance of due diligence;
➢ $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

➢

Up to $240,000 for the administrative fee payable to our sponsor for office space and related services ($10,000 per month for twenty-four months). If, however, our stockholders approve the extended period, we could incur up to $360,000 ($10,000 per month for up to 36 months) for such administrative fee payable to our sponsor; and

➢ $340,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums.
If we are unable to complete a business combination within 24 months from the date of this prospectus (or 36 months if the extension is approved) and are forced to liquidate, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient our sponsor and Messrs. Pelson and Levy have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than between approximately $25,000 and $50,000) and have agreed not to seek repayment for such expenses. We have questioned our sponsor and Messrs. Pelson and Levy on their respective financial net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy these obligations if they are required to do so.
Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors or their affiliates other than:
➢ repayment of an aggregate of $125,000 in non-interest bearing loans made by our sponsor to cover offering expenses;
➢ reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; there is no limit on the amount of out-of-pocket expense reimbursement such persons may receive; and

➢

payment to our sponsor of $10,000 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the effective date.

Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Stockholders must approve initial business combination
We will seek stockholder approval before we effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination or the extension, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum.
We will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning no more than one share less than 40.0% of the shares of common stock sold in this offering both vote against the business combination or the extension, as the case may be, and exercise their redemption rights described below, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.
In connection with the stockholder vote required to approve any initial business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus, our existing stockholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination or the extension submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to any potential initial business combination or the extension.
For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes and abstentions will have no effect on the approval of a business combination or the extension once a quorum is obtained. We intend to give prior written notice of any meeting at which a vote shall be taken to approve a business combination or the extension during a period of not less than 10 days nor more than 60 days prior to such meeting.
Conditions to consummating our initial business combination
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80.0% of our assets in the trust account (excluding taxes payable and deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. In particular, if we have entered into a definitive agreement with respect to a business combination within 24 months from the date of this prospectus, our stockholders have approved the extended period and we subsequently abandon such business combination, any target business or target businesses that we seek to acquire in a subsequent business combination must have a fair market value equal to at least 80% of sum of the balance in the trust account (excluding taxes payable and deferred underwriting discounts and commissions) at the time of the stockholder vote on the extended period. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value considerably greater than 80.0% of our assets held in the trust account (excluding taxes payable and deferred underwriting discounts and commissions as described above) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. If we acquire less than 100.0% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80.0% of our assets held in the trust account (excluding taxes payable and deferred underwriting discounts and commissions as described above) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We will only consummate a business combination in which we become the controlling shareholder of the target business. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51.0% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.
Many blank check companies with similar business plans as ours allow public stockholders owning 20.0% of the shares (minus one share) sold in their initial public offering to vote against the business combination and exercise redemption rights. The distinction between our 40.0% redemption threshold and the typical 20.0% redemption threshold of blank check companies with similar business plans as ours is that our higher redemption threshold may (depending on how many shares are ultimately redeemed) result in decreased assets in our trust to either fund our initial business combination or to meet our obligations after a business combination. As a result, we may be required to use substantially all of the cash in the trust account to pay the purchase price of an initial business combination. In addition, we may be precluded from pursuing business combinations with certain entities since other entities may be concerned that if a significant number of stockholders exercise their redemption rights we will have less cash available to use in our operations following a business combination. If necessary, we will seek to obtain additional equity or debt financing to consummate a business combination that satisfies the 80.0% threshold required for a business combination and provide funds for our operations after a business combination. However, we have had no preliminary discussions and we have no plans, agreements or commitments or understandings with respect to any such financings.
We will not enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.
We will consummate our initial business combination only if a quorum is constituted as described above and, as required by our amended and restated certificate of incorporation, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning no more than one share less than 40.0% of the shares sold in this offering vote against the business combination or the extension, as the case may be, and exercise their redemption rights described below, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination is approved by a majority of our outstanding shares of common stock. We have set the redemption percentage at 40.0% (minus one share) in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent us from completing a business combination that is otherwise approved by a large majority of our public stockholders. Accordingly, we believe the 40.0% threshold benefits those stockholders who ultimately vote to approve a business combination since it will make the requirement to approve a business combination less onerous while at the same time those stockholders who seek to exercise redemption rights in connection with the business combination will not be significantly impacted since they will still be paid the redemption price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own.
Possible extension of time to consummate a business combination to 36 months
Unlike other blank check companies, if we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek to extend the time period within which we must complete our business combination to 36 months, by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension.
We believe that extending the date before which we must complete our initial business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in our target industries, including the requirements of regulatory filings and approvals related to our target industries.
In order to extend the period of time to 36 months, (i) holders of a majority of our common stock sold in this offering voting at the meeting, in person or by proxy, must approve the extension, (ii) redemption rights must be exercised with respect to less than 40.0% of the shares sold in this offering, and (iii) holders of a majority of our common stock outstanding must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 36 months from the date of this prospectus. If we do not receive stockholder approval for the extended period or if holders of 40.0% or more of the shares of common stock sold in this offering vote against the proposed extension and elect to redeem their shares of common stock for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate with the trust account and any other assets to our public stockholders.
If we receive public stockholder approval for the extended period, holders of less than 40.0% of the shares of common stock sold in this offering vote against the extended period and exercise their redemption rights and we receive stockholder approval of the amendment to our amended and restated certificate of incorporation, we will then have an additional twelve months in which to complete the initial business combination during the extended period. As a result of an approval of the extension, we may be able to hold funds for non-redeeming stockholders in the trust account for up to 36 months.
In connection with the vote to approve the extended period, a stockholder’s election to redeem his shares of common stock will only be honored if the extended period is approved. Stockholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination during the extension period. Public stockholders who redeem their shares of common stock for a pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.
In connection with the stockholder vote required to approve the extended period, our existing stockholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to the extended period.
In the event the extended period is approved but at the end of such 36 month period we have not effected a business combination, we will dissolve as promptly as practicable and liquidate the trust account and any other assets to our public stockholders.
Redemption rights for stockholders voting to reject a business combination
Public stockholders voting against the extended period that is approved or a business combination that is approved and completed, as the case may be, will be entitled to redeem their common stock for a pro rata share of the trust account (initially approximately $9.85 per share, or approximately $9.82 per share if the over-allotment option is exercised) plus a portion of the interest earned on the trust account but net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital.
Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10.0% of the shares of common stock underlying the units sold in this offering. A determination as to whether a stockholder is acting in concert or as a “group” shall be determined by our management in the good-faith exercise of their business judgment by reference to filings of such public stockholders and their affiliates under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including Section 13 under the Exchange Act and SEC interpretive materials. Such a public stockholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve the extended period or a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder holding more than 10.0% of the shares sold in this offering could threaten to vote against the extended period or a proposed business combination and seek redemption, regardless of the merits of the transaction, if his shares are not purchased by management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to redeem only 10.0% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholder’s ability to vote all of their shares against the extended period or the business combination. Voting against the extended period or business combination alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must also exercise its redemption rights described herein. Our threshold for redemption rights has been established at 40.0% in order for our offering to be competitive with the recent trend of other blank check companies currently in the market, although historically blank check companies have used a 20.0% threshold. We have increased the threshold to reduce the risk that a small group of stockholders holding a block of our stock will be able to prevent us from completing a business combination that is otherwise approved by a large majority of our public stockholders. Accordingly, we believe the 40.0% threshold benefits those stockholders who ultimately vote to approve a business combination since it will make the requirement to approve a business combination less onerous while at the same time those stockholders who seek to exercise redemption rights in connection with a business combination will not be significantly impacted since they will still be paid the redemption price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own.
Even if less than 40.0% of the public stockholders exercise their redemption rights on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the stockholders’ vote required to approve the extended period, we may be unable to consummate a business combination if such redemption leaves us with funds less than required to consummate such business combination. In such event, we may be forced to find additional financing to consummate such initial business combination, consummate a different initial business combination or dissolve and liquidate. This may limit our ability to effectuate the most attractive initial business combination available to us.
Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the extended period or the business combination; each stockholder must also affirmatively exercise its redemption rights in order to receive its pro rata share of the trust account. However, if public stockholders owning 40.0% or more of the shares of common stock sold in this offering vote against the business combination or the extension, as the case may be, and elect to redeem their shares of common stock on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the stockholders’ vote required to approve the extended period, we will not proceed with such initial business combination. Public stockholders that redeem their stock for their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.
An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extended period or the business combination and the extended period or the business combination is approved and, in the case of the business combination, completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the extended period or business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the extended period or any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the extended period or the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipate and investors may not be able to seek redemption in time. Traditionally, in order to perfect redemption rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period or the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $40.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the proposed initial business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the redeeming holder.
Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after approval of the extended period or completion of a business combination, as applicable.
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus unless a proposal to approve the extended period is approved, in which case we will have 36 months from the date of this prospectus. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public stockholders voting against the extended period or our initial business combination, as applicable, who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their shares prior to the meeting, we will promptly return such shares.
As noted above, our sponsor is not entitled to redeem any of its shares of common stock acquired prior to this offering for a pro rata share of the trust account.
Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.15 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.85 per share, may have a disincentive to exercise their redemption rights because the amount they would receive upon redemption could be less than their original or adjusted purchase price. Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting discounts and commissions at the time of the consummation of our business combination, we (and, therefore, the non-redeeming stockholders) will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.
Under the terms of our amended and restated certificate of incorporation, the provision relating to redemption may not be amended without the affirmative vote cast at a meeting of stockholders of at least 95.0% of the common stock issued in the offering prior to consummation of an initial business consummation. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, we will not take any action to amend or waive these provisions. Even though the validity of such limitation under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 40.0% (minus one share) threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that public stockholders holding up to 40.0% of the shares sold in this offering (minus one share) may redeem their shares for cash by exercising their redemption rights on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the stockholders’ vote required to approve the extended period, and the initial business combination will still go forward.
Dissolution and liquidation if no initial business combination
If we have not consummated a business combination by , 2010 [24 months from the date of this prospectus], or , 2011 [36 months from the date of this prospectus] in the event our stockholders approve the extended period, our corporate existence will cease by operation of law except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter (and as expressly mandated by our amended and restated certificate of incorporation) adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law and promptly distribute only to our public stockholders the amount held in the trust account (plus a portion of the interest earned on the trust account) but net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital and dissolution and liquidation expenses, and a pro rata share of any remaining assets outside of the trust, subject to any valid claims by our creditors that are not covered by the indemnity provided by our sponsor and Messrs. Pelson and Levy. Because our amended and restated certificate of incorporation mandates the adoption of such a plan of distribution if we do not consummate a business combination by , 2010, or , 2011 in the event our stockholders approve an extension, it has the same effect as if our board of directors and stockholders had formally voted to approve our plan of dissolution pursuant to Section 275 of the Delaware General Corporation Law, and does not require us to seek stockholder approval of such plan of dissolution.
We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $9.85, plus interest then held in the trust account, for the following reasons:

➢

Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Because we will not be complying with procedures set forth in Section 280 of the Delaware General Corporation Law, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more) and, because we will not be complying with certain procedures set forth in Section 280 of the Delaware General Corporation Law in connection with our liquidation, any liability of our stockholders will extend for an unlimited period of time.

➢

While we will seek to have all vendors and service providers, other than our independent accountants (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. In order to protect the amounts held in the trust account, our sponsor and Messrs. Pelson and Levy, pursuant to written agreements in their respective insider letters, have agreed to indemnify us, jointly and severally, against any and all losses, liabilities, claims, damages and expenses whatsoever to which we may become subject, but only if, and to the extent (a) the claims reduce the amounts in the trust account available for payment to the stockholders in the event of a liquidation of the trust account and (b) the claims are made by (i) a vendor or service provider for services rendered, or products sold, to us; (ii) a creditor; or (iii) a prospective target business arising out of any negotiations, contracts or agreements with us, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a valid and legally enforceable waiver of any right, title, interest or claim of any kind in or to the trust account, or as to any claims under our obligation to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Despite these obligations, we cannot assure you that our sponsor and Messrs. Pelson and Levy will be able to satisfy their indemnification obligations in whole or in part. If our sponsor and Messrs. Pelson and Levy are not able to satisfy any claims successfully asserted against us, the funds in the trust account would be reduced in the amount of such claim, which would reduce the per share price received by stockholders at liquidation of our company. While we currently believe that these parties are of substantial means and capable of funding a shortfall in our trust account to satisfy any potential indemnification obligations, they are not required to reserve for such an eventuality, and neither our board of directors nor our audit committee intends to monitor the financial condition of our sponsor or Messrs. Pelson or Levy. In the event the proceeds held in the trust account are reduced and our sponsor and Messrs. Pelson and Levy assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and Messrs. Pelson and Levy to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and Messrs. Pelson and Levy to enforce their indemnification obligations to us as and when our independent directors deem appropriate, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance.
We anticipate the distribution of the funds in the trust account to our public stockholders, subject to our obligations under Delaware law to provide for claims of creditors, will occur within 10 business days from the date our corporate existence ceases.
Our sponsor has waived its rights to participate in any liquidation distribution with respect to all shares of common stock owned by it prior to this offering, including the founders shares and the common stock underlying the founders warrants and the insider warrants. In addition, if we liquidate, the underwriters have agreed to waive their right to the $3,250,000 of deferred underwriting discounts and commissions plus interest earned thereon deposited in the trust account for their benefit. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor and Messrs. Pelson and Levy have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than between approximately $25,000 and $50,000) and have agreed not to seek repayment for such expenses.
However, if our existing stockholder or any of our officers or directors acquire shares of common stock in or after this offering they will be entitled to a pro rata share of the trust account with respect to such shares upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period.
Amended and restated certificate of incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote of at least 95.0% of our outstanding common stock) prior to our consummation of a business combination, including our requirements to seek stockholder approval of the extended period or a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of the extended period or a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, they are intended to protect our stockholders by requiring a supermajority vote in favor of such a change in order for it to become effective. We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions.
Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010 [24 months from the date of this prospectus]. However, if our stockholders have approved the extended period, our existence will continue until , 2011 [36 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). This provision may only be amended to extend our corporate existence to , 2011 in connection with, and upon the approval of, the extended period or to provide for our perpetual existence in connection with, and upon the consummation of, a business combination. In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to extend our corporate existence to , 2011 in connection with the extended period or to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of the shares of common stock outstanding. We will only consummate a business combination if stockholders vote both in favor of such initial business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved and consummated. We view this provision terminating our corporate existence on , 2010 [24 months from the date of this prospectus] or, if our stockholders have approved the extended period, by , 2011 [36 months from the date of this prospectus] as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting the extended period or a business combination to our stockholders for approval.

Escrow of existing stockholder’s founders units and insider warrants
On the date of this prospectus, our sponsor will place the founders units it owned prior to this offering and the insider warrants purchased in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to family members and trusts for estate planning purposes, in each case where the transferee agrees to remain subject to the escrow agreement and the terms of the insider letter executed by our sponsor), the founders units, the founders shares, the founders warrants, the insider warrants or shares of common stock issued on exercise of the founders warrants or the insider warrants will not be transferable during the escrow period and will not be released from escrow until one year following the consummation of a business combination, in the case of the founders units, founders shares, founders warrants and underlying shares of common stock, and until 30 days after the consummation of a business combination in the case of the insider warrants and underlying shares of common stock, or earlier if the over-allotment option is not exercised in full or in part in order to have up to 375,000 founders units cancelled as described above or if we were to consummate a transaction after the business combination that results in all of the stockholders of the transaction having the right to exchange their shares of common stock for cash, securities or other property. If we are forced to liquidate, all of the founders units, founders shares, founders warrants and insider warrants will be cancelled. For more information, see “Principal stockholders.”
Additional transfer restrictions
In addition to the restrictions described in “Escrow of existing stockholder’s founders units and insider warrants” above, we and our sponsor, directors and officers have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriters, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction.
Audit committee to monitor compliance
Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. In addition, our audit committee will review our initial business combination to ensure it is equal to at least 80.0% of the sum of the balance in the trust account (excluding taxes payable and deferred underwriting discounts and commissions of approximately $3,250,000 or $3,737,500 if the over allotment option is exercised in full) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights.
Determination of offering amount
In determining the size of this offering, we concluded, based upon our collective experience and backgrounds and market conditions, that an offering of this size together with the proceeds of the private placement would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80.0% of the sum of the balance in the trust account (excluding taxes payable and deferred underwriting discounts and commissions of approximately $3,250,000 or $3,737,500 if the over-allotment option is exercised in full) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed business — Comparison to offerings of blank check companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk factors” beginning on page 37 of this prospectus.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of March 11, 2008
Balance sheet data:	Actual	As adjusted(1)
Working capital (deficiency)	(42,604)	95,322,800
Total assets	215,404	98,572,800
Total liabilities.	192,604	3,250,000
Value of common stock which may be redeemed for cash(2)	—	39,399,990
Stockholders’ equity	22,800	55,922,810

(1)	The “as adjusted” information gives effect to: (i) the sale of units in this offering including the application of the related gross proceeds, the sale of the insider warrants and the payment of expenses related to these transactions, (ii) the repayment of loans in the aggregate principal amount of approximately $125,000 made by our sponsor prior to the consummation of this offering and (iii) the assumption that the underwriters’ over-allotment option has not been exercised. The “as adjusted” working capital balance of $95,322,800 (assuming no exercise of the underwriters’ over-allotment option) reflects the net proceeds (after the offering expenses) of $98,550,000 (which is not net of deferred underwriting discounts and commissions of $3,250,000) and cash of $150,000 less cash payment of other accrued expenses of $2,200 and note payable to stockholder of $125,000, and less the deferred underwriting discounts and commissions of $3,250,000 to be reflected as a current liability after completion of this offering. Because the current liabilities as of March 11, 2008 are assumed to be paid from the proceeds at completion of this offering, they are reflected as a reduction of cash and therefore are no longer considered a liability in the “as adjusted” column. After the completion of this offering, the deferred underwriting discounts and commissions of $3,250,000, which are being held in the trust account, will represent the only current liability.
(2)	If the extended period is approved or if the business combination is approved and consummated, public stockholders who voted against the extended period or the business combination, as applicable, and exercised their redemption rights, up to one share less than 40.0% of the aggregate number of shares of common stock sold in this offering (3,999,999 shares) on a cumulative basis would be entitled to receive approximately $9.85 per share (plus a portion of the interest accrued on the trust account) but net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital. However, the ability of stockholders to receive $9.85 per share is subject to any valid claims by our creditors not covered by the indemnity provided by our sponsor and Messrs. Pelson and Levy.

The “as adjusted” working capital and total assets amounts include the $98,500,000 (which is net of deferred underwriting discounts and commissions of approximately $3,250,000) held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If we have not consummated a business combination by , 2010 [24 months from the date of this prospectus] or, if our stockholders have approved the extended period, if any, by , 2011 [36 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including $3,250,000 representing the underwriters’ deferred underwriting discounts and commissions and all interest thereon, plus all other accrued interest, net of any taxes and amounts disbursed for working capital purposes) and any remaining net assets outside of the trust, subject to our obligations under Delaware law to provide for claims of creditors. Our sponsor has agreed to waive its rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by it immediately prior to this offering, including the founders shares and the shares of common stock underlying the founders warrants and the insider warrants.

We will not proceed with our initial business combination if public stockholders owning 40.0% or more of the shares sold in this offering vote against the initial business combination or the extension, as the case may be, and exercise their redemption rights on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. Accordingly, we may effect our initial business combination only if public stockholders owning up to 40.0% of the shares (minus one share) sold in this offering vote against the business combination or the extension, as the case may be, and exercise their redemption rights on a cumulative basis. If this occurred, we would be required to redeem for cash up to 3,999,999 shares of common stock (one share less than 40.0% of the aggregate number of shares of common stock sold in this offering), at an initial per share redemption price of approximately $9.85 (or up to 4,599,999 shares at approximately $9.82 per share if the over-allotment option is exercised in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of taxes payable, after distribution of interest income on the trust account balance to us as described above) as of the day the extended period is approved or as of two business days prior to the proposed consummation of the initial business combination, as applicable, divided by the number of shares of common stock in this offering.

Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting discounts and commissions at the time of the consummation of our business combination, we (and, therefore, the non-redeeming stockholders) will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

RISKS RELATING TO OUR BUSINESS

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more target businesses in our target industries. Although we intend to focus on identifying a prospective target business in our target industries, we may be presented with acquisition opportunities in other industries involving businesses outside of management’s expertise and we may pursue such acquisition opportunities if our management considers them to be appropriate. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We have no present revenue and will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

➢	the experience of our management and their prospects for acquiring an operating business in our target industries;
➢	the pricing and structure of similar offerings;
➢	the general conditions of the securities markets at the time of the offering;
➢	the absence of any business operations or acquisition prospects upon completion of the offering;
➢	the potential interest earnings on the funds held in trust and the funds available for working capital;
➢	an assessment by management of the funds necessary to complete an acquisition in our target industries; and
➢	other factors deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case

Risk factors

we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate. Alternatively, we may have too great an amount in the trust account to identify a prospective target business having a fair market value of at least 80.0% of our assets held in the trust account (excluding taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights.

We may not be able to consummate a business combination within the required time frame, in which case we will be forced to liquidate.

Pursuant to our amended and restated certificate of incorporation, we will continue in existence for 24 months from the date of this prospectus or, in the event our stockholders approve the extended period, then for 36 months from the date of this prospectus. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We view this provision of our amended and restated certificate of incorporation as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting the extended period or a business combination to our stockholders for approval. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time periods.

We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific initial business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contact with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking redemption rights with respect to more than 10.0% of the shares sold in this offering.

When we seek stockholder approval of the extended period or any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock redeemed for cash if the stockholder votes against the extended period or the business combination and the extended period or the business combination is approved and, in the case of the business combination, completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10.0% of the shares of common stock underlying the units sold in this offering. A determination as to whether a stockholder is acting in concert or as a “group” shall be determined by our management in the good-faith exercise of their business judgment by reference to filings of such public stockholders and their affiliates under the Exchange Act and the rules and regulations promulgated under the Exchange Act, including Section 13 under the Exchange Act and SEC interpretive materials. Accordingly, if you purchase more than 10.0% of the shares sold in this offering and the extended period is approved or a proposed business combination is approved and consummated, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

Risk factors

We cannot consummate our initial business combination unless we receive stockholder approval to amend our amended and restated certificate of incorporation to provide for our perpetual existence.

We will only consummate a business combination if stockholders vote both in favor of such business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Accordingly, if stockholders approve a proposed business combination but do not approve the proposal to provide for our perpetual existence, we will not be able to consummate such business combination.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock for cash upon either the approval of the extended period which they voted against or the completion by us of a business combination which they voted against. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.85 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per share liquidation distribution may be less than $9.85 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Specifically, we expect to incur up to $860,000 for legal, accounting, and other third party expenses relating to our search for a target business or target businesses and structuring and negotiation of a business combination, up to $910,000 of expenses for the costs related to the due diligence and investigation of a prospective target business or target businesses, as the case may be, by our officers, directors and our existing stockholder and for the additional fees payable to unaffiliated third parties if we choose to retain such third parties to assist us with such investigation, up to $200,000 for legal and accounting fees relating to our SEC reporting obligations, up to $240,000 (or, up to $360,000, in the event the extended period is approved) for payment of an administrative fee to our sponsor, and up to $340,000 for our working capital needs to cover miscellaneous expenses, D&O insurance, general corporate purposes, and liquidation obligations and reserves. A liquidation distribution will be no more than $9.85 per share (not including gains on interest, if any, on the trust account) since offering expenses and underwriting fees totaling approximately $3,750,000 will be deducted immediately from the gross proceeds of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors (other than our independent accountants), target businesses, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an

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analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than the $9.85 per share held in the trust account, plus interest (net of any taxes, which taxes shall be paid from the trust account, and any other amounts released to us as described elsewhere in this prospectus), due to claims of such creditors. Our sponsor and Messrs. Pelson and Levy have agreed to indemnify and hold us harmless against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any vendor, service provider, creditor, prospective target business, or other entity owed money by us for services rendered or contracted for products sold to us to the extent necessary to ensure that such claims do not reduce the amount in the trust account available for payment to the stockholders. We cannot assure you that our sponsor and Messrs. Pelson and Levy will be able to satisfy their indemnification obligations in whole or in part. The indemnification provisions are set forth in the respective insider letters executed by our sponsor and Messrs. Pelson and Levy. If our sponsor and Messrs. Pelson and Levy are not able to satisfy any claims successfully asserted against us, the funds in the trust account would be reduced in the amount of such claim, which would reduce the per share price received by stockholders at liquidation of our company.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders at least $9.85 per share.

Our independent directors may decide not to enforce the indemnification obligations of our sponsor and Messrs. Pelson and Levy, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our sponsor and Messrs. Pelson and Levy have agreed to indemnify and hold us harmless against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any creditor, vendor, service provider, target business, prospective target business or other entity owed money by us for services rendered or contracted for or products sold to us to the extent necessary to ensure that such claims do not reduce the amount in the trust account available for payment to the stockholders. While we currently believe that these parties are of substantial means and capable of funding a shortfall in our trust account to satisfy any potential indemnification obligations, they are not required to reserve for such an eventuality, and neither our board of directors nor our audit committee intends to monitor the financial condition of our sponsor or Messrs. Pelson or Levy. In the event that the proceeds in the trust account available for payment to the stockholders are reduced and our sponsor and Messrs. Pelson and Levy assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and Messrs. Pelson and Levy to enforce their indemnification

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obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and Messrs. Pelson and Levy to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor and Messrs. Pelson and Levy, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution will be less that the initial $9.85 per share (or approximately $9.82 per share if the over-allotment is exercised in full).

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

➢	restrictions on the nature of our investments; and
➢	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

➢	registration as an investment company;
➢	adoption of a specific form of corporate structure; and
➢	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for up to 36 months.

Unlike other blank check companies, if we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek to extend the time period within which we must complete our

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business combination to 36 months, by calling a meeting of our stockholders for soliciting their approval for such extension. If the proposal for the extension to 36 months is approved by our stockholders, we will have an additional 12 months within which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to 36 months, net of any amounts attributable to the exercise of redemption rights by stockholders in connection with the approval of the extended period, and thus delay the receipt by you of your funds from the trust account on redemption in connection with a proposed business combination or liquidation.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months, or 36 months if an extension is approved, before receiving liquidation distributions.

We have 24 months in which to complete a business combination, or 36 months if our stockholders approve an extension. Except to make payments to public stockholders who exercise redemption rights in connection with an extension of the time period for us to consummate our initial business combination, we have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have voted against the business combination and sought redemption of their shares. Except as noted above, only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the outstanding warrants (excluding any founders warrants and insider warrants held by our sponsor or its permitted assigns) issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption, and if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to them is available from the date we give notice of redemption through the date fixed for the redemption.

Redemption of the warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Although we are required to use our best efforts to have an effective and current registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective and current, in which case our warrant holders would not be able to exercise their warrants and therefore their warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a registration statement under the Securities Act covering the shares of common stock underlying the warrants is then effective and a current prospectus relating to them is available and (ii) such shares of common stock are qualified

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for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement and a current prospectus covering the shares of common stock underlying the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective and current registration statement. Such expiration would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

➢	upon the consummation of this offering, $98,500,000, or $112,937,500 if the underwriters’ over- allotment option is exercised in full (comprising (i) $95,250,000 of the net proceeds of this offering, including $3,250,000 of deferred underwriting discounts and commissions (or $109,200,000 if the underwriters’ over-allotment option is exercised in full, including $3,737,500 of deferred underwriting discounts and commissions) and (ii) $3,050,000 of the proceeds from the sale of the insider warrants) shall be placed into the trust account;
➢	if we have entered into a definitive agreement with respect to a business combination within 24 months of the completion of this offering, and we anticipate that we will not be able to consummate a business combination within 24 months, we can seek stockholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our stockholders together with the ability to exercise their redemption rights at that time. We will have an additional 12 months to consummate a business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 40.0% of the shares (minus one share) sold in this offering vote against the extension and exercise their redemption rights;
➢	if the extended period is approved, public stockholders who exercised their redemption rights and voted against the extended period may redeem their shares for cash at the redemption price on the date the extended period is approved (subject to the 10.0% limitation on redemption described herein);
➢	prior to the consummation of a business combination, we shall submit the business combination to our stockholders for approval;
➢	we may consummate a business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 40.0% of the shares (minus one share) sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis, including shares redeemed in connection with our seeking stockholder approval for the extended period, if applicable;

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➢	if a proposed business combination is approved and consummated, public stockholders who exercised their redemption rights and voted against the business combination may redeem their shares for cash at the redemption price on the closing date of such business combination (subject to the 10.0% limitation on redemption described herein);
➢	if a business combination is not consummated within 24 months of the date of this prospectus (or 36 months if an extension is approved), then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;
➢	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to a business combination;
➢	prior to a business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on the extended period or a business combination;
➢	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;
➢	our audit committee will review our initial business combination to ensure it is equal to at least 80.0% of the sum of the balance in the trust account (excluding taxes payable and deferred underwriting discounts and commissions of approximately $3,250,000 or $3,737,500 if the over allotment option is exercised in full) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights;
➢	the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $10,000 per month to our sponsor for office space, and certain general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;
➢	we may not enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
➢	we may not enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation requires that prior to the consummation of a business combination we obtain an affirmative vote cast at a meeting of stockholders of at least 95.0% of the common stock issued in the offering to amend these provisions. However, the validity of such provision under Delaware law has not been settled. A court could conclude that the voting requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to

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amend the corporate charter. In that case, these provisions could be amended without such affirmative vote and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our sponsor nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of a business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure a business combination so that public stockholders holding up to 40.0% of the shares sold in this offering (minus one share) have the ability to be redeemed for cash by public stockholders exercising their redemption rights on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the stockholders’ vote required to approve the extended period, and the business combination will still go forward.

Unlike many other blank check offerings, we allow our public stockholders holding up to one share less than 40.0% of the shares sold in this offering to exercise their redemption rights if they vote against a proposed initial business combination presented to stockholders for their approval and such initial business combination is consummated. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval of the extended period or a business combination, we will offer each public stockholder (but not our existing stockholder with respect to any shares it owned prior to the consummation of this offering) the right to have his, her or its shares of common stock redeemed for cash if the stockholder votes against the extended period or the business combination and the extended period or the business combination is approved and, in the case of the business combination, consummated. We will consummate the business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 40.0% or more of the shares sold in this offering do not vote against the business combination or the extension, as the case may be, and exercise their redemption rights on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. Manyother blank check companies have a redemption threshold of 20.0%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their redemption rights, it will be easier for us to consummate a business combination with a target business which you may believe is not suitable for us.

The ability of a larger number of our stockholders to exercise their redemption rights may not allow us to consummate the most desirable initial business combination or optimize our capital structure.

Unlike many other blank check offerings which have a 20.0% threshold, we allow our public stockholders holding up to one share less than 40.0% of the shares sold in this offering to exercise their redemption rights. However, we still must acquire a business or assets with a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of the taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their

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redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive initial business combination available to us.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking redemption.

A stockholder requesting redemption of his, her or its shares of common stock for cash may do so at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed initial business combination. A stockholder would have from the time we send out our proxy statement through the vote on the extended period or the business combination to tender (either electronically or through the delivery of physical stock certificates) his, her or its shares of common stock if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 days nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $40.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including complications with delivery or other defects in the tendering process.

Additionally, if a vote on our business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus (or 36 months in the event our stockholders approve the extended period). If the extended period is not approved or the business combination is not approved or completed for any reason, public stockholders voting against the extended period or our business combination, as applicable, who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

Substantial resources could be expended in researching initial business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public stockholders holding 40.0% or more of the shares sold in this offering voting against the business combination or the extension, as the case may be, and opting to have us redeem their stock on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the stockholders’ vote required to approve the extended period, for a pro rata share of the trust account even if a majority of our stockholders approve

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the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or 36 months in the event our stockholders approve the extended period with respect to a proposed business combination). If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per share liquidation amount to our stockholders being significantly less than $9.85.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our

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company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or 36 months in the event our stockholders approve the extended period), we may not be able to complete an initial business combination.

We currently believe that, upon consummation of this offering, the $50,000 from the proceeds of this offering available to us outside of the trust account together with up to $2,500,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months (or 36 months in the event our stockholders approve the extended period) to cover expenses incurred in connection with a business combination or to cover expenses in connection with our dissolution if we do not complete a business combination during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time since our initial public offering and prevailing interest rates.

Of the $50,000 not held in the trust account, plus the $2,500,000 of net interest income, after taxes, we anticipate that up to $350,000 will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential initial business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we enter into such a letter of intent where we pay for the right to receive exclusivity from a target business and are subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently are required to pay such fee as a result of our breach of the merger agreement or if our costs are otherwise higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholder or from third parties to continue operating. We may not be able to obtain additional financing and our existing stockholder and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete a business combination.

Of the net proceeds of this offering, no more than $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will

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need to identify one or more target businesses and to complete a business combination, as well as to pay any tax obligations that we may owe. The funds held in trust will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to obtain additional funds from our existing stockholder or another source or be forced to liquidate. Our existing stockholder is under no obligation to advance such funds in such circumstances.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

We believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate a business combination. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless its financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market

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value of at least 80.0% of the amount held in trust (excluding taxes payable and underwriters’ deferred underwriting discount and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target business, see “Proposed business — Effecting a business combination — We have not identified a target business.”

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, approximately 156 similarly structured blank check companies have completed initial public offerings since 2003, and numerous others have filed registration statements. Of these companies, only 50 companies have consummated a business combination, while 21 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 13 have liquidated. Accordingly, there are approximately 71 blank check companies with approximately $13.3 billion in the trust account that have filed registration statements and are or will be seeking to enter into a business combination. In addition, a number of blank check companies may consummate their business combinations in any industry they choose. This, compounded with the fact that we may consider business combinations in other sectors, will subject us to competition from a considerable number of other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 71 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to our target industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Also, our obligation to redeem for cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United

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States securities laws. However, since our securities will be listed on the AMEX and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to completion of a business combination and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 43,200,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants, including the founders warrants and the insiders warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

➢	may significantly reduce the equity interest of investors in this offering;
➢	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
➢	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and
➢	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed business — Effecting a business combination — We have not identified a target business.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

➢	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
➢	acceleration of our obligations to repay the indebtedness even if we have made all principal and

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interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
➢	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
➢	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and
➢	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Certain of our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Certain of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see “Management — Directors and Executive Officers” and “Management — Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor and we have no policies or procedures in place to resolve such conflicts. As a result, we may miss out on a potential transaction.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with, additional entities, that are engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, they and our other directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see “Management — Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor and we have no policies or procedures in place to resolve such conflicts. As a result, we may miss out on a potential transaction.

Although our sponsor and Messrs. Pelson and Levy have agreed to indemnify us in certain situations, we cannot assure you that they will be able to satisfy these obligations or that the proceeds in the trust account will not be reduced by claims and we do not have any mechanisms in place with which to monitor their ability to satisfy these obligations.

Although our sponsor and Messrs. Pelson and Levy have, in their respective insider letters, agreed to indemnify us, jointly and severally, against any and all losses, liabilities, claims, damages and expenses whatsoever to which we may become subject, but only if, and to the extent (a) the claims reduce the

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amounts in the trust account below $9.85 per share and (b) the claims are made by (i) a vendor or service provider for services rendered, or products sold, to us; (ii) a creditor; or (iii) a prospective target business arising out of any negotiations, contracts or agreements with us, this indemnification shall not apply to any amounts claimed owed to a third party who executed a waiver of any right, title, interest or claim of any kind in or to the trust account, or as to any claims under our obligation to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Based on representations made to us by our sponsor and Messrs. Pelson and Levy we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy any potential indemnification obligations, however, the indemnification may be limited as they are not required to reserve for such an eventuality. The indemnification obligations may be substantially higher than our sponsor and Messrs. Pelson and Levy currently foresee or expect and/or their financial resources may deteriorate in the future which could also act as a limitation on this indemnification. Additionally, neither our board of directors nor our audit committee intends to monitor the financial condition of our sponsor or Messrs. Pelson or Levy. Hence, we cannot assure you that our sponsor and Messrs. Pelson and Levy will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent in large part upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. If, as a condition to a potential initial business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential initial business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business

Risk factors

combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing stockholder, directors or officers, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing stockholder, sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see “Management — Directors and Executive Officers” and “Certain relationships and related party transactions.”

Our sponsor currently owns founders units, founders shares and founders warrants (including the underlying founders shares and founders warrants) and our sponsor will own insider warrants, each of which will not participate in the liquidation of the trust account, and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our sponsorhas waived its right to receive distributions with respect to the founders units, founder shares and founders warrants (including the underlying shares) owned by it prior to this offering upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase 3,050,000 insider warrants directly from us in a private placement transaction prior to the date of this prospecus at a purchase price of $1.00 per warrant for a total purchase price of $3,050,000. The founders units, founders shares and founders warrants and founders warrants acquired prior to this offering and any insider warrants owned by our sponsor will be worthless if we do not consummate a business combination. Our sponsor is wholly owned and controlled by Messrs. Pelson and Levy, our Chairman and Chief Executive Officer, respectively. Therefore, their personal and financial interests may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our existing stockholder’s and sponsor’s discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our stockholders.

Risk factors

Since our sponsor will lose its entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our sponsor may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or exercise their redemption rights in connection with such business combination.

Our sponsor owns 2,875,000 founders units, 375,000 of which will be forfeited if the over-allotment option is not exercised (which were purchased for an aggregate of $25,000), that will be worthless if we do not consummate a business combination. In addition, our sponsor will purchase prior to the date of this prospectus insider warrants exercisable for our common stock (for an aggregate of $3,050,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the founders units owned by our sponsor is significantly lower than the $25,000,000 total value calculated at the $10.00 per unit offering price assuming the over-allotment option is not exercised and an aggregate of 375,000 founders units have been forfeited by our existing stockholders because (i) the offering may not succeed and even if it does succeed, the holder of these founders units (including the underlying founders shares and founders warrants) will not be able to sell or transfer them while such founders units remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and (ii) these founders units are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, our sponsor and Messrs. Pelson and Levy have agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than between approximately $25,000 and $50,000) and have agreed not to seek repayment for such expenses.

Given the interest that our sponsor has in a business combination being consummated, it is possible that our sponsor will acquire shares of our common stock from public stockholders (in the open market and/or in privately negotiated transactions) who would otherwise have elected to redeem their shares of our common stock in order to vote those shares in favor of the proposed business combination and increase the chances that the business combination will be approved, which could result in a business combination being approved even if, after the announcement of the business combination, 40.0% or more of our public stockholders would have elected to exercise their redemption rights on a cumulative basis, including shares redeemed in connection with our seeking stockholder approval for the extended period, if applicable, or a majority of our public stockholders would have voted against the business combination, but for the purchases made by our sponsor. Any privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our sponsor, directors or officers, as the case may be. In the event our sponsor, directors or officers purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed business acquisition or the extension and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition or the extension and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition or the extension. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition or the extension would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition or the extension, thereby making it more likely that a proposed business combination or the extension would be approved. However, even if we or our sponsor, officers, directors or their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M under the Exchange Act and regulations regarding tender offers. The inability of such persons or entities to effect such purchases could impair our ability to effect a business combination.

Risk factors

The requirement that we complete a business combination by , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event the extension is approved may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expense reimbursement such persons may receive. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event the extension is approved, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than for it being in the best interest of our stockholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account.

Our officers, directors, and security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have adopted certain policies to reduce conflicts of interest including the following:

➢	In the event we seek to complete a business combination with affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.
➢	We will not enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
➢	Our audit committee will review and approve all payments made to affiliates and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

However, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that

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expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We will probably complete only one business combination with the proceeds of this offering and the private placement, meaning our operations will depend on a single business.

The net proceeds from this offering and the private placement will provide us with approximately $95,250,000 (approximately $109,200,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business combination. Our business combination must be with a target business or businesses with a fair market value of at least 80.0% of our assets in the trust account (excluding taxes payable and deferred underwriting discounts and commissions of $3,250,000, or $3,737,500 if the underwriters’ over-allotment option is exercised in full) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80.0% of the sum of the amount held in our trust account (excluding taxes payable and deferred underwriting discounts and commissions of $3,250,000, or $3,737,500 if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only a business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

Our sponsor controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), and after giving effect to the private placement, our sponsor will own 20.0% of our issued and outstanding units (assuming it does not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our business combination. Our board of directors is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. The interests of our sponsor and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

Risk factors

If we redeem our public warrants, the founders warrants and the insider warrants, which are non-redeemable, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

➢	in whole and not in part,
➢	at a price of $0.01 per warrant at any time after the warrants become exercisable,
➢	upon not less than 30 days’ prior written notice of redemption, and
➢	if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants (including the founders warrants units and the insider warrants held by our sponsor or its permitted assigns) unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

As a result of the founders warrants and the insider warrants not being subject to the redemption features to which our publicly-held warrants are subject, holders of the founders warrants and the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our existing stockholder acquired its founders shares at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 34.21% or $3.42 per share (the difference between the pro forma net tangible book value per share after this offering of $6.58, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 10,000,000 shares of common stock. In addition, (a) the founders units include founders warrants to purchase 2,875,000 shares of common stock (up to 375,000 of which will be forfeited if the over-allotment option is not exercised), (b) we will sell to the sponsor insider warrants to purchase up to 3,050,000 shares of common stock immediately prior to the date of this prospectus and (c) we have agreed to issue up to an additional 1,500,000 warrants to purchase additional shares of common stock if the underwriters’ over-allotment option is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of

Risk factors

the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the AMEX, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. Once listed on the AMEX, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The AMEX may delist our securities from listing on its exchange, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We have applied to have our securities approved for listing on the AMEX upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the AMEX. Additionally, it is likely that the AMEX would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

➢	a limited availability for market quotations for our securities;
➢	reduced liquidity with respect to our securities;
➢	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;
➢	limited amount of news and analyst coverage for our company; and
➢	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to AMEX rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporate Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Risk factors

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered on or before the date of this prospectus, our sponsor can demand that we register the resale of the founders shares, the founders warrants and the insider warrants, and the shares of common stock issuable upon exercise of the founders warrants and the insider warrants. The registration rights will be exercisable with respect to the founders shares, the founders warrants and the insider warrants, and the shares of common stock issuable upon exercise of the founders warrants and the insider warrants at any time commencing upon the date that such securities are released from escrow. We will bear the cost of registering these securities. If our sponsor exercises its registration rights in full, there will be an additional 2.5 million shares of common stock (assuming no exercise of the over-allotment option) and up to 5,550,000 shares of common stock issuable on exercise of the founders warrants and the insider warrants (assuming no exercise of the over-allotment option) eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsor are registered.

We may not obtain an opinion from an unaffiliated, independent investment banking firm as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated, independent investment banking firm that either the target business we select has a fair market value in excess of 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights or that the price we are paying is fair to stockholders unless: (i) our board is not able to independently determine that a target business has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors. Even if such opinion is obtained, stockholders may not be permitted to rely on such opinion.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and

Risk factors

discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

If certain adjustments are made to the warrants, you may be deemed to receive a taxable distribution without a corresponding receipt of cash or property.

U.S. Holders (as defined under “U.S. Federal Income Tax Considerations,” below) of the warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the conversion rate of the warrants under the anti-dilution provisions set forth under “Description of Securities — Warrants,” below, even though such holders have not received any cash or property as a result of these adjustments. In certain circumstances, the failure to provide for such adjustments may also result in a deemed distribution. In addition, Non-U.S. Holders (as defined under “U.S. Federal Income Tax Considerations,” below) of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax as a result of adjustments made to the conversion rate of the warrants (or, in certain circumstances, the failure to make such adjustments). See “U.S. Federal Income Tax Considerations” for more information.

RISKS RELATED TO OUR TARGET INDUSTRIES

We will not be limited by geography, type of business or industry in pursuing acquisition opportunities. While we currently anticipate that we will consummate a business combination in our target industries, if our management were to consider and consummate a business combination with a target business outside our target industries, the risks listed below will no longer be applicable to us.

Risk factors

The speculative nature of our target industries may negatively impact our results of operations.

Certain segments of the communications, information, technology, entertainment, media, new media and related industries are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular video game, program, telephone or series or recreational attraction or product depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, the development and availability of technological alternatives, the nature and extent of competition, the development of “industry standards” for products and services, general economic conditions, market acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, our operations may be adversely affected.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

Our target industries are generally and substantially affected by rapid and significant changes in technology. The extent to which different segments are so affected varies from segment to segment, but such changes may reduce the demand in significant segments for certain existing products, services and technologies or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the products and/or services provided by the target business to the newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

The media, entertainment and telecommunications industries are highly cyclical, which may affect our future performance and ability to sell our products and, in turn, hurt our profitability.

Media, entertainment and telecommunications products and services tend to be relatively expensive and buyers tend to defer purchases during periods of economic weakness. Conversely, during periods of economic strength, media, entertainment and telecommunications sales frequently exceed expectations. As a consequence, revenues and earnings for media, entertainment and telecommunications companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of these media, entertainment and telecommunications industries, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire.

Our investments in telecommunications and media companies may be extremely risky due, in part, to market conditions, and we could lose all or part of our investments.

An investment in telecommunications and media companies may be extremely risky relative to an investment in companies operating in other industries.

Telecommunications and media companies typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. In addition, telecommunications and media companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

In recent years, a number of internet companies have filed for bankruptcy or liquidated, and many large companies whose purchases affect the demand for products and services in the telecommunications and media industries have experienced financial difficulties, which may result in decreased demand for such

Risk factors

products and services in the future. Our investments in the telecommunications and media industries may be extremely risky and we could lose all or part of our investments.

The information available regarding telecommunications, technology and media companies is limited which could result in poor investment decisions on our part and we could lose all or part of our investments.

Many telecommunications, technology and media companies are privately owned and there is generally little publicly available information about these businesses; therefore, we may not learn all of the material information we need to know regarding these businesses. As a result, we may make investment decisions based on incomplete information or we may be unaware of material problems in a business in which we invest, which make our investments extremely risky.

If, following a business combination, the products or services that we market or sell are not accepted by the public, our results of operations will be adversely affected.

Certain segments of the media, entertainment and telecommunications industries are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

The media, entertainment and telecommunications industries are highly competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability upon consummation of a business combination.

The media, entertainment and telecommunications industries are rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing and other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may not be able to comply with government regulations that may be adopted with respect to the media, entertainment or telecommunications industries.

Certain segments of the media, entertainment and telecommunications industries, including wireline and wireless telecommunications networks, broadcast networks and radio stations, have historically been subject to substantial government regulation. In the past, the regulatory environment, particularly with respect to the telecommunications industry and the television and radio industry, has been fairly rigid. In addition to regulations we may be subject to following a business combination, we may also be required to seek Federal Communications Commission or other regulatory approvals in order to consummate our initial business combination. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our completion of our initial business combination beyond the required time frame (24 months after the date of this prospectus or 36 months after the date of this prospectus if a definitive agreement has been executed within 24 months after the date of this prospectus and the extended period has been approved). If we fail to consummate our initial

Risk factors

business combination within the required time frame we may be forced to dissolve and liquidate. We cannot assure you that regulations currently in effect or adopted in the future will not have a material adverse affect on our ability to acquire a particular media, entertainment or telecommunications target or on any target business acquired by us.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets will be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses’ proprietary rights or cause harm to such target business or businesses’ reputation.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and may invalidate our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and could invalidate our proprietary rights or restrict our ability to publish and distribute the infringing or defaming content.

Government regulation of the telecommunications and media industries and the uncertainty over government regulation of the Internet could harm our operating results and future prospects.

Certain segments of the telecommunications and media industries historically have been subject to substantial government regulation, both in the United States and overseas. If we complete a business combination with a target business or businesses in these industries, changes in regulatory requirements in the United States or other countries could affect the sales of our products, limit the growth of the markets we serve, or require costly alterations of current or future products. Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products for certain classes of customers.

On the other hand, few laws or regulations currently apply directly to access of or commerce on the Internet. New regulations governing the Internet and Internet commerce, if adopted, could have an adverse effect on our business, operating results, and financial condition following a business

Risk factors

combination. New regulations governing the Internet and Internet commerce could include matters such as changes in encryption requirements, sales taxes on Internet product sales, and access charges for Internet service and/or content and/or commerce providers.

If we acquire a telecommunications and media company that is dependent on current management, the loss of such management may materially affect results of operations.

Telecommunications and media companies are often dependent on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the operations of any telecommunications and media companies we may acquire.

RISKS RELATED TO INTERNATIONAL OPERATIONS

Although we intend to focus on identifying a prospective target business located in North America, we are not limited by geography. If we consummate a business combination in a country other than the United States, the risks listed below will be applicable to us.

If we were to acquire a target business located in a foreign jurisdiction, we could experience delays and increased costs due to cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction.

If we were to acquire a target business located in a foreign jurisdiction we could experience delays due to the cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction, that we may not experience if we were to make an acquisition in jurisdictions such as the United States. In the event we experience such delays, it could result in a longer period of time to present a business combination to stockholders and ultimately close a business combination.

If we were to acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. Additionally, if the acquired company is in a developing country our operations may not develop in the same way or at the same rate as might be expected in the United States. The additional risks we may be exposed to in these cases include, but are not limited to:

➢	tariffs and trade barriers;
➢	regulations related to customs and import/export matters;
➢	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
➢	longer payment cycles;
➢	cultural and language differences;
➢	an inadequate banking system;
➢	foreign exchange controls;
➢	restrictions on access to markets;
➢	lack of developed infrastructure;
➢	inflation;

Risk factors

➢	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;
➢	restrictions on the repatriation of profits or payment of dividends or transfer of funds;
➢	crime, strikes, riots, civil disturbances, terrorist attacks and wars;
➢	nationalization or expropriation of property;
➢	law enforcement authorities and courts that are inexperienced in commercial matters;
➢	deterioration of political relations with the United States; and
➢	other adverse changes in policies, including monetary (including, without limitation, local interest rates), tax and/or lending policies, encouraging foreign investment or foreign trade by our host countries.

The occurrence of any of these conditions could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our operations to decline and could cause us to incur additional costs.

Our business would be subject to foreign currency risks.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition. We may be subject to additional foreign currency risks, including:

➢	difficulty in converting local currencies to U.S. dollars; and
➢	the market for conversion of local currency into other currencies may deteriorate or cease to exist.

Because any target business outside the United States with which we attempt to complete a business combination may be required to provide our stockholders with financial statements prepared in accordance with and reconciled to U.S. or international generally accepted accounting principles, the suitability of such prospective target businesses may be limited.

In accordance with requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, either GAAP or international generally accepted accounting principles, or IFRS. Accordingly, less information may be available to investors. To the extent a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, GAAP or IFRS, we will not be able to acquire that proposed target business. This may limit the pool of potential target businesses which we may acquire.

Exchange controls and withholding taxes that exist outside the United States may limit our ability to utilize our cash flow effectively following a business combination.

If we were to consummate a business combination outside the United States, we may become subject to rules and regulations relating to the conversion of local currency into foreign currencies or corporate withholding taxes on dividends, which may impair our ability to effectively utilize of cash flow for the distribution of potential dividends to our shareholders or to fund other operations we may have.

Risk factors

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

The laws of foreign jurisdictions may not protect intellectual property rights to the same extent as those of the United States, and we may be unsuccessful in protecting intellectual property rights following a business combination and may also be subject to third party claims of intellectual property infringement.

Any business combination we enter into will likely rely on a combination of patent, copyright, trademark and design laws, trade secrets, confidentiality procedures and contractual provisions to protect its intellectual property. However, the laws of foreign jurisdictions may not protect proprietary rights to the same extent as laws in the United States. Therefore, efforts to protect such intellectual property may not be adequate and our intellectual property rights could be infringed upon, duplicated or misappropriated by unauthorized parties without recourse by us or even lost.

Cautionary note regarding forward-looking statements

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

➢	our status as a development stage company;
➢	our liquidation prior to a business combination;
➢	the reduction of the proceeds held in the trust account due to third party claims;
➢	our selection of a prospective target business or asset;
➢	our issuance of our capital shares or incurrence of debt to complete a business combination;
➢	listing or delisting of our securities from the AMEX or the ability to have our securities listed on the AMEX following our business combination;
➢	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;
➢	conflicts of interest of our officers and directors;
➢	potential current or future affiliations of our officers and directors with competing businesses;
➢	our ability to obtain additional financing if necessary;
➢	the control by our sponsor of a substantial interest in us;
➢	the adverse effect the outstanding warrants may have on the market price of our shares of common stock;
➢	the existence of registration rights with respect to the securities owned by our sponsor;

Cautionary note regarding forward-looking statements

➢	the lack of a market for our securities;
➢	our being deemed an investment company;
➢	our dependence on our key personnel;
➢	business and market outlook;
➢	our growth as a whole;
➢	our and our customers’ business strategies;
➢	environmental, permitting and other regulatory risks;
➢	foreign currency fluctuations and overall political risk in foreign jurisdictions;
➢	operating and capital expenditures by us and our target industries;
➢	our competitive position;
➢	outcomes of legal proceedings;
➢	expected results of operations and/or financial position;
➢	future effective tax rates, foreign exchange rates and interest rates; and
➢	compliance with applicable laws.

These risks and others described under “Risk factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of proceeds

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without over-allotment option	With over-allotment option exercised
Offering gross proceeds
Offering	$100,000,000	$115,000,000
Private placement	3,050,000	3,050,000
Total gross proceeds	$103,050,000	$118,050,000
Offering expenses(1),(2)
Underwriting discount(3)	$3,750,000	$4,312,500
Deferred underwriting discounts and commissions(4)	3,250,000	3,737,500
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	7,927	7,927
FINRA registration fee	20,625	20,625
AMEX listing fee	80,000	80,000
Miscellaneous expenses	271,448	271,448
Total offering expenses	7,750,000	8,800,000
Proceeds after offering expenses	95,300,000	109,250,000
Deferred underwriting discounts and commissions to be held in trust(3)	$3,250,000	$3,737,500
Proceeds held in trust account inclusive of deferred underwriting discounts and commissions	$98,550,000	$112,987,500
Net proceeds not held in trust account	$50,000	$50,000
Percentage held in trust	98.5%	98.3%
Estimated use of net proceeds not held in the trust account $50,000 and up to $2,500,000 of interest income earned on the trust account released to us to fund working capital purposes(2),(5)	Amount of total	Percentage of total
Legal, accounting and other expenses attendant to structuring and negotiation of a business combination	$860,000
Due diligence of prospective target businesses(6)	910,000
Legal and accounting fees relating to SEC reporting obligations	200,000
Administrative fees ($10,000 per month for 24 months)(7)	240,000
Working capital, director and officer liability insurance premiums and reserves (including deferred legal fees, potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	340,000
Total(6)	$2,550,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee, AMEX

Use of proceeds

listing fees and legal and accounting fees have been paid or will be paid from the $125,000 in outstanding loans we received from our sponsor as further described below. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering not being placed in trust.
(2)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(3)	Represents 3.75% of the gross proceeds from the sale of the 10,000,000 units in this offering ($3,750,000) and an additional 3.75% of the gross proceeds from the sale of the 1,500,000 units subject to the underwriters’ over-allotment option ($562,500 assuming the underwriters exercise their over-allotment option in full) to be paid upon consummation of this offering.
(4)	Represents 3.25% of the gross proceeds from the sale of the 10,000,000 units in this offering ($3,250,000) and 3.25% of the gross proceeds from the sale of the 1,500,000 units subject to the underwriters’ over-allotment option ($487,500 assuming the underwriters exercise their over-allotment option in full) that will be deposited into trust and payable only in the event we consummate a business combination. Upon the consummation of a business combination, such deferred discount shall be paid to the underwriters. If we do not complete a business combination and the trust account is liquidated, these amounts will be distributed to our public stockholders.
(5)	We expect to fund our operating expenses from interest income earned on the trust account and the initial $50,000 of net proceeds not held in the trust account. An aggregate of $2,500,000 of the interest income earned on the trust account will be released to us to fund our working capital requirements.
(6)	Includes costs related to the due diligence and investigation of a prospective target business or businesses, as the case may be, by out officers, directors and existing stockholder, and for the additional fees payable to unaffiliated third parties if we choose to retain such third parties to assist us with such investigation. Officers, directors and our initial stockholder will not receive compensation for performance or due diligence.
(7)	Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to 36 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $360,000 ($10,000 per month for up to 36 months) for the administrative fee payable to our sponsor.

Of the net proceeds of this offering and the private placement, an aggregate of $98,550,000 (or $112,987,500 if the over-allotment option is exercised in full) including (i) $3,050,000 from the sale of insider warrants and (ii) $3,250,000 (or $3,737,500 if the underwriters’ over-allotment option is exercised in full) of the underwriters’ deferred underwriting discounts and commissions will be deposited into the trust account at JP Morgan Chase Bank NA, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account except to make payments to public stockholders who exercise redemption rights in connection with an extension of the time period for us to consummate our initial business combination. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses

Use of proceeds

(on which there is no limit), third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released on closing of our business combination with a target business having a fair market value of at least 80.0% of our assets held in the trust account (excluding taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, subject to a majority of our public stockholders voting in favor of the business combination and less than 40.0% of the public stockholders voting against the business combination or the extension, as the case may be, and electing to exercise their redemption rights on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination.

We have agreed to pay a monthly fee of $10,000 to our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

We intend to use the $50,000 of net proceeds not held in the trust account, plus up to $2,500,000 of interest income earned on the trust account balance, for working capital purposes such as identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. We believe that the amounts not held in the trust account as well as the interest income of up to $2,500,000 will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or the issuance of our debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

Use of proceeds

We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our sponsor would be liable for the repayment of such indebtedness. Our sponsor has loaned to us an aggregate of $125,000, which was used to cover the expenses of this offering referenced in the line items above for SEC registration fees, AMEX listing fees, FINRA registration fees, and legal and audit fees and expenses. The loan will be payable without interest on the earlier of (i) March 11, 2010 or (ii) the consummation of this offering. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering at the consummation of this offering.

The proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The rate of interest to be earned on the trust account will fluctuate. Currently, according to the Federal Reserve Statistical Release dated March 10, 2008 referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, as of the week ended March 7, 2008, 1.86%, 1.52% and 1.66%, respectively. If our assumptions are incorrect and the funds held in the trust account generate no interest, or an insufficient amount of interest, then we will be unable to conduct our business as described in this prospectus. While we cannot assure you the trust account will yield the above-referenced rates, we believe such rates are representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against the extended period or a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,550,000 in the aggregate, comprised of $50,000 of net proceeds not held in the trust account plus up to $2,500,000 of interest income earned on the trust account and released to us to fund our working capital. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. In such case, we would need to obtain additional funds from our existing stockholder or another source to continue operations. We believe that, upon consummation of this offering, we will

Use of proceeds

have sufficient available funds to operate for at least the next 24 months (or 36 months in the event an extension is approved) from interest accrued and released to us as provided in this prospectus, assuming that a business combination is not consummated during that time. However, if our assumptions regarding the amount we will earn in interest on the funds held in the trust account are incorrect, then we will not have sufficient working capital to conduct our business as described in this prospectus. Furthermore, we may not be able to complete an acquisition during the early stages of our corporate existence if the amount of interest accrued on the trust account is insufficient to fund the working capital required to effectuate a business combination. In such event, we would need to obtain additional funds from our existing stockholder or another source or be forced to liquidate.

Other than the $10,000 per month general and administrative services fees described above and the reimbursable out-of-pocket expenses incurred in connection with a business combination, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our sponsor, existing officers, directors or stockholder, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expense reimbursement such persons may receive. Our audit committee will review and approve all payments made to our officers, directors, our sponsor or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting and other expenses attendant to structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital, director and officer liability insurance premiums and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder (but not our sponsor with respect to any shares of our common stock owned by it immediately before this offering or underlying the founders warrants and the insider warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such public stockholder’s portion of the trust account, net of any taxes payable and amounts disbursed for working capital purposes described elsewhere in this prospectus) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder redeems his shares of common stock into cash in connection with the extended period or a business combination that the public stockholder voted against and which we actually approve and, in the case of a business combination, consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor is not entitled to redeem any of its units or shares of common stock underlying the units acquired prior to this offering, in this offering or after this offering for a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive their deferred underwriting discounts and commissions. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such deferred underwriting discounts and commissions; and (ii) the deferred underwriting discounts and commissions will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At March 11, 2008, our net tangible book value was a deficiency of ($42,604), or approximately ($0.02) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units in this offering (but excluding shares issuable upon exercise of the warrants included in the units and the warrants issued in the private placement), and the deduction of deferred underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,999,999 shares of common stock which may be redeemed for cash) at March 11, 2008 would have been $55,922,810 or $6.58 per share, representing an immediate increase in net tangible book value of $6.60 per share to the sponsor and an immediate dilution of $3.42 per share or 34.21% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units (actual dilution to new investors on a per share basis may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Public offering price		$10.00
Net tangible book value before this offering	(0.02)
Increase attributable to new investors	6.60
Pro forma net tangible book value after this offering		6.58
Dilution to new investors		$3.42

For purposes of presentation, our pro forma net tangible book value after this offering is $55,922,810 because if the extended period is approved or if we effect a business combination, the redemption rights of the public stockholders may result in the redemption into cash of up to one share less than 40.0% of the aggregate number of the shares of common stock sold in this offering on a cumulative basis at a per share redemption price equal to $9.85 (of which $0.325 represents the underwriters’ deferred underwriting discounts and commissions) plus their pro rata share of any interest earned on the trust account (net of any taxes payable) not previously distributed to us.

The following table sets forth information with respect to our sponsor and the new investors:

	Total shares(1)		Total consideration		Average price per share
	Number	%	Amount	%
Sponsor	2,500,000	20.00%	$25,000	0.02%	$0.01
New investors(2)	10,000,000	80.00%	$100,000,000	99.98%	$10.00
Total	12,500,000	100.00%	$100,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 375,000 founders units (including the underlying founders shares and founders warrants) have been forfeited as a result thereof.
(2)	Does not include 5,550,000 shares of common stock issuable upon exercise of the founders warrants and the insider warrants issued in the private placement.

Dilution

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(42,604)
Gross proceeds from this offering and sale of insider warrants	98,550,000
Offering costs excluded from net tangible book value before this offering	65,404
Less: deferred underwriting discounts and commissions payable	(3,250,000)
Less: proceeds held in the trust account subject to redemption for cash ($94,829,735 × 40.0% (minus one share))(2)	(39,399,990)
$55,922,810
Denominator:
Shares of common stock outstanding prior to this offering(1)	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares of common stock subject to redemption (10,000,000 × 40.0% (minus one share))	(3,999,999)
8,500,001

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 375,000 founders units (including the underlying founders shares and founders warrants) have been forfeited as a result thereof.
(2)	Does not include the deduction for the deferred underwriters discount and commissions (approximately $3,250,000 or $3,737,500 if the over-allotment option is exercised in full) which will be distributed to the underwriters on completion of our initial business combination.

Capitalization

The following table sets forth our capitalization at March 11, 2008 and as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	As of March 11, 2008
	Actual	As adjusted(1)(2)
Note payable to our sponsor(2)	$125,000	$—
Deferred underwriting discounts and commissions payable		3,250,000
Common stock, $0.0001 par value, 0 and, 3,999,999 shares which are subject to possible redemption, shares at redemption value(3)	0	39,399,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 75,000,000 shares authorized; 2,875,000 shares issued and outstanding; 12,500,000 shares issued and outstanding, as adjusted(1)	288	851
Additional paid-in capital(4)	24,712	55,924,159
Deficit accumulated during the development stage	(2,200)	(2,200)
Total stockholders’ equity	22,800	55,922,810
Total capitalization	147,800	98,572,800

(1)	Assumes: (i) the sale of 10,000,000 units in this offering but not the exercise of 10,000,000 warrants to purchase shares of our common stock sold as part of such units and (ii) no exercise of the underwriters’ over-allotment option. In the event the underwriter’s over-allotment option is exercised in full, our sponsor will not forfeit 375,000 founders units.
(2)	Note payable to our sponsor is payable without interest on the earlier of March 11, 2010 or on the consummation of this offering.
(3)	There are up to 3,999,999 shares of common stock that are subject to possible redemption. If the extended period is approved or if we consummate a business combination, the redemption rights afforded to our public stockholders (but not to our sponsor or any of our officers and directors to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the redemption into cash of up to one share less than 40.0% (3,999,999) of the aggregate number of shares of common stock sold in this offering on a cumulative basis at a per share redemption price equal to the amount in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes).
(4)	The as adjusted column includes $3,050,000 payable prior to the date of this prospectus from the purchase of insider warrants and excludes 3,999,999 shares subject to possible redemption.

If the extended period is approved or if we consummate a business combination, the redemption rights afforded to our public stockholders (but not our sponsor) may result in the redemption for cash of up to but not including 40.0% of the aggregate number of shares sold in this offering on a cumulative basis at a per share redemption price equal to the amount in the trust account (a portion of which is made up of $3,250,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of the day the extended period is approved or as of two business days prior to the proposed consummation of a business combination, as applicable, divided by the number of shares sold in this offering. Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting discounts

Capitalization

and commissions at the time of the consummation of our business combination, we and the non-redeeming public stockholders will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.

Management’s discussion and analysis of financial condition and results of operations

We are a newly-organized blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with an unidentified operating business or assets. We intend to focus on identifying a prospective target business in our target industries, but will not be limited by geography, type of business or industry in pursuing acquisition opportunities. We do not, however, have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, incurred debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

➢	may significantly reduce the equity interest of our stockholders;
➢	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
➢	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
➢	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

➢	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
➢	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
➢	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
➢	covenants that limit our ability to acquire capital assets or make additional acquisitions;
➢	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
➢	our inability to pay dividends on our common stock;
➢	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, working capital, capital expenditures, acquisitions and other general corporate purposes;
➢	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
➢	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

Management’s discussion and analysis of financial condition and results of operations

➢	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

RESULTS OF OPERATIONS AND KNOWN TRENDS OR FUTURE EVENTS

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of the insider warrants.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity needs have been satisfied to date through the receipt of $25,000 for the sale of 2,875,000 founders units to our sponsor, Lambert’s Cove Holdings, LLC and an aggregate advance of $125,000 by our sponsor, as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the private placement will be approximately $94,829,735 (or $108,779,235 if the underwriters’ over-allotment option is exercised in full), after giving effect to $50,000 of net proceeds not held in the trust account. This entire amount will be held in trust. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing taxes payable and a portion of the underwriters’ discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire in the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $2,500,000 in interest income on the trust account, net of any taxes payable, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least the next 24 months (36 months in the event an extension is approved), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations that represent prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. However, if our assumptions regarding the amount we will earn in interest on the funds held in the trust account are incorrect, then we will not have sufficient working capital to conduct our business as described in this prospectus. Furthermore, we may not be able to complete an acquisition during the early stages of the our corporate existence if the amount of interest accrued on the trust account is insufficient to fund the

Management’s discussion and analysis of financial condition and results of operations working capital requirements required to effectuate a business combination. In such event, we would need to obtain additional funds from our existing stockholder or another source or be forced to liquidate.

We estimate that we will incur approximately:

$860,000 of expenses for the costs related to the due diligence and investigation of a prospective target business or businesses, as the case may be, by our officers and directors, and our existing stockholder and for the additional fees payable to unaffiliated third parties if we choose to retain such third parties to assist us with such investigation,

$910,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination,

Up to $240,000 (or, up to $360,000, in the event the extended period is approved) for administrative fees (approximately $10,000 per month for 24 months or 36 months, as applicable),

$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and

$340,000 for general working capital that will be used for miscellaneous expenses (including the payment of deferred legal fees) and reserves including the cost of liquidation, which we currently estimate to be up to between approximately $25,000 and $50,000 if our corporate existence terminates on , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved, and including approximately $150,000 for director and officer liability insurance premiums.

We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

We do not believe we will need to raise additional funds following this offering and for at least the next 24 months (or 36 months if an extension is approved) in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

We intend to use the $50,000 of net proceeds not held in the trust account, plus the up to an aggregate of $2,500,000 in interest income of the trust account, net of any taxes payable, that we will be permitted to withdraw from the trust account, for working capital purposes, to fund the costs and expenses associated with our liquidation if our corporate existence terminates on , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved. Our sponsor and Messrs. Pelson and Levy have agreed to indemnify us for these expenses (currently anticipated to be no more than between approximately $25,000 and $50,000) to the extent there are insufficient funds available from these sources, as described below under “Proposed Business — Effecting a business combination — Liquidation if no business combination”.

Management’s discussion and analysis of financial condition and results of operations

We have agreed to pay a monthly fee of $10,000 to our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

As of the date of this prospectus, our sponsor has advanced an aggregate of $125,000 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of March 11, 2010 or on the consummation of this offering. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering at the consummation of this offering.

The public warrants, the founders warrants and the insider warrants are not subject to net cash settlement in the event we are unable to maintain an effective Securities Act registration statement covering the shares of common stock issuable upon exercise of the warrants or to maintain a current prospectus relating to that common stock. We must use best efforts to file and maintain the effectiveness of the registration statement and prospectus for the public warrants as described above. All such warrants are only exercisable to the extent we are able to maintain the effectiveness of such registration statement and have such a current prospectus available with respect to the shares underlying the public warrants. In addition, the founders warrants and the insider warrants may be exercised for unregistered shares. If a holder of public warrants does not or is not able to exercise such warrants, such warrants will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Because we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will therefore account for the warrants as equity.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

CONTROLS AND PROCEDURES

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business combination. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

➢	staffing for financial, accounting and external reporting areas, including segregation of duties;
➢	reconciliation of accounts;

Management’s discussion and analysis of financial condition and results of operations

➢	proper recording of expenses and liabilities in the period to which they relate;
➢	evidence of internal review and approval of accounting transactions;
➢	documentation of processes, assumptions and conclusions underlying significant estimates; and
➢	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements including Section 404 and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal control and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

OFF-BALANCE SHEET ARRANGEMENTS; COMMITMENTS AND CONTRACTUAL OBLIGATIONS; QUARTERLY RESULTS

As of March 17, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An interpretation of FASB Statement No. 109”, or “FIN 48”. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted the provisions of FIN 48 from our inception (February 15, 2008). The adoption of FIN 48 had no effect on our financial position or results of operations.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements,” or “SFAS 157”. The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair

Management’s discussion and analysis of financial condition and results of operations value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are still evaluating the impact that this standard will have on our financial position and results of operations.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115,” or “SFAS 159”. SFAS 159 creates a “fair value option” under which an entity may elect to record certain financial assets or liabilities at fair value upon their initial recognition. Subsequent changes in fair value would be recognized in earnings as those changes occur. The election of the fair value option would be made on a contract-by contract basis and would need to be supported by concurrent documentation or a preexisting documented policy. SFAS 159 requires an entity to separately disclose the fair value of these items on the balance sheet or in the footnotes to the financial statements and to provide information that would allow the financial statement user to understand the impact on earnings from changes in the fair value. SFAS 159 is effective for us beginning with fiscal year 2008. We are currently evaluating the impact that the adoption of SFAS 159 will have on our financial position and results of operation.

Proposed business

INTRODUCTION

Lambert’s Cove Acquisition Corporation was formed as a Delaware corporation in February 2008. We are a newly-organized blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with an unidentified operating business or assets. We intend to focus on identifying a prospective target business in our target industries, but will not be limited by geography, type of business or industry in pursuing acquisition opportunities. We do not, however, have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

Our executive officers and directors have extensive experience in our target industries as managers, principals, advisors or directors of companies operating in or providing services to our target industries, and have experience in negotiating and structuring transactions in these areas. They jointly have more than 30 years of total experience in sourcing, structuring, financing and consummating acquisitions and have contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate acquisition opportunities. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses in our target industries, and negotiating the terms of such transaction.

We will seek to capitalize on the significant management, investment and public corporation experience of Mark A. Pelson and Jeffrey C. Levy, our Chairman and our Chief Executive Officer, respectively, and the relationships and industry expertise of our executive officers and board members. We believe the substantial experience of our management and directors in identifying, negotiating, financing and structuring acquisitions and managing public and private companies will be instrumental to our success.

Mr. Pelson has 18 years of experience leading private company acquisitions and investments in our target industries. Prior to forming our company, Mr. Pelson was a Managing Director at Providence, which he joined in 1996. Mr. Pelson left his Managing Director role at Providence in 2007 to become a Senior Advisor at Providence. Providence is among the world’s leading private equity firms focused on media, entertainment, communications, and information investments. The firm manages funds with approximately $21.0 billion in equity commitments and has invested in more than 100 companies globally since its inception in 1989. Mr. Pelson has served on over a dozen boards at Providence portfolio companies, including Consolidated Communications (NASDAQ:CNSL), Language Line Services Inc., American Cellular Corporation, Madison River Telephone Company and Wired Inc. He currently serves on the board of Telcordia Inc., another Providence portfolio company. Mr. Pelson was responsible for many of Providence’s investment activities in international long distance carriers, local, long haul and undersea fiber infrastructure providers, wireless data services, business services and wireless telephony. Prior to joining Providence, Mr. Pelson co-founded TeleCorp, Inc., a wireless telecommunications company. He previously served in various management positions with AT&T, most recently as a general manager of strategic planning and mergers and acquisitions.

Mr. Levy has 12 years of experience as an entrepreneur and manager in our target industries. Mr. Levy served as Chairman and Chief Executive Officer of Biltmore Communications, Inc. and its subsidiary, PurDigital, from 2003 until their sale in July 2007 to Hicks Holdings, a private investment enterprise headed by Thomas O. Hicks. PurDigital provides high density residential and commercial properties with fiber-based Internet service, digital voice and television services, and Wi-Fi wireless data services. In 2001, Mr. Levy co-founded Open Point Networks and helped architect a system to integrate public and private

Proposed business

wireless data networks. Mr. Levy served as Chairman and Chief Executive Officer of Open Point Networks until its sale to Biltmore Communications, Inc. in May 2003. In 1999, Mr. Levy founded eHatchery, the Southeast’s first integrated seed capital investment fund and technology business incubator, and served as its Chairman and Chief Executive Officer. In 1996, Mr. Levy co-founded RelevantKnowledge, a pioneer in the field of Internet audience measurement, and served as its Chairman and Chief Executive Officer until the company merged with its primary competitor, Media Metrix. Mr. Levy subsequently served as vice chairman of Media Metrix, helping spearhead the company’s initial public offering.

BUSINESS STRATEGY

We have identified the following criteria and guidelines that we believe are illustrative in evaluating prospective target businesses. We will consider these criteria and guidelines in evaluating acquisition opportunities in our target industries. In addition, if we decide to pursue a business combination with a target business outside of our target industries, we will consider these criteria and guidelines in considering such target business. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Growth orientation.  We will seek to acquire companies that we expect to experience substantial growth post-business combination. We believe that we are well-positioned to evaluate a target business’s current growth prospects and opportunities to enhance growth post-acquisition.

Strong competitive position in industry.  We will analyze the strengths and weaknesses of target businesses relative to their competitors in their industry. The factors we will consider include product or service quality, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property, brand positioning and capitalization, among others. We will seek to acquire businesses that have developed meaningful positions within their respective markets or are well positioned to capitalize on growth opportunities. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

Attractive return on investment.  We will seek to identify businesses that will offer an attractive risk-adjusted return on investment for our stockholders. We will look to consummate an acquisition on attractive terms and to use our corporate structure as an asset in negotiations with owners of prospective targets. Financial returns will be evaluated based on both organic cash flow growth potential and an ability to create value through new initiatives such as future acquisitions, repositioning the company, increasing investment in new products, services or distribution channels and through operational restructuring. The potential upside from growth in the business will be weighed against the downside risks inherent in the plan and in the business.

Experienced management team.  We will seek to acquire businesses that have experienced management teams with a proven track record for delivering revenue and profit growth and through strategic business management and effective team building.

Diversified customer and supplier base.  We will seek to acquire businesses that have a diversified base of customers, products, services and suppliers. Companies with a diversified customer, product, service and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, products, services, suppliers and competitors.

Companies with fundamentally strong businesses that have been mismanaged or undermanaged.  We may seek to acquire a company with a fundamentally strong business that has been mismanaged or undermanaged. For example, we may focus on target businesses that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to

Proposed business

protect their market position and profitability and deliver strong free cash flow. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product or service quality, customer loyalty, strength of intellectual property and brand positioning. We may seek to acquire a business that operates within an industry that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We may focus on established businesses in industries that we understand well. We do not intend to acquire start-up companies.

Companies with potential for increased profitability.  We may seek to acquire a company that has the potential to significantly improve profitability through fundamental operational improvements.

Hidden intrinsic value.  We will seek situations where we are able to acquire target companies that have unrecognized value or other characteristics that have been disregarded by the marketplace. We intend to leverage the operational experience and financial acumen of our management team to focus on unlocking value others may have overlooked, as a means to generate significant growth post-closing.

Increased sales.  We will search for a target business with opportunities to increase sales through, among other things, investing in brand development, adopting innovative marketing practices, repositioning products to attract new customers, optimizing global expansion opportunities, improving product pricing, accelerating the introduction of new products and making strategic acquisitions.

Reduced expenses.  We will search for a target business with the potential to reduce expenses through, among other strategies, refocusing on core competencies, eliminating unnecessary bureaucracy, enhancing management of inventory, accounts receivable and supply chains, investing in technology and exiting non-core businesses.

Companies with potential for strong free cash flow generation.  We will seek to acquire a target business that has the potential to generate strong and stable free cash flow. We will focus on companies that have predictable, recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

Competitive strengths

We believe that the following attributes will enhance our ability to successfully implement our strategy:

Our team’s in-depth knowledge of our target industries.  Messrs. Levy and Pelson have a combined 30 years of experience investing in and managing over 20 different companies in our target industries. We believe this experience provides us with a deep understanding of our target industries and developments in telecommunications, media and technology affecting companies in these sectors. We believe this knowledge will be instrumental in our ability to identify, evaluate and analyze acquisition candidates and sets us apart from investment teams that lack extensive direct industry experience.

Experience managing and operating companies in our target industries.  Messrs. Levy and Pelson have extensive experience as managers, advisors to and board members of companies in our target industries. We believe their ability to manage companies, advise management teams, and participate on boards differentiates us from acquirers that lack these capabilities. We believe we can provide valuable support to a target company in different ways including: offering ideas to increase revenue, offering advice on improving margins and operating more efficiently, offering ideas on how to package and deliver enhanced product offerings to customers and providing access to external resources and relationships that can be helpful to a target company.

Private equity investing experience.  Mr. Pelson has over 10 years of experience in the private equity industry with Providence acquiring and investing in companies in our target industries. Because our sole purpose is to deliver value to our security holders by acquiring a business, we believe his experience is ideally suited to our mission.

Proposed business

Extensive relationships.  Our management and board have been active as investors, advisors, managers and board members in our target industries for many years and have developed relationships and contacts that we believe can provide us with access to attractive acquisition opportunities. Moreover, we will seek to leverage these relationships and focus on situations where we will have the first or exclusive opportunity to pursue an acquisition and thus avoid competitive situations.

EFFECTING A BUSINESS COMBINATION

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target business having a fair market value that is at least 80.0% of our assets held in the trust account (excluding taxes payable and the underwriters’ deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target business having a fair market value that is at least 80.0% of our assets held in the trust account (excluding taxes payable and the underwriters’ deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or product type.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has taken any action to identify or contact a potential business combination candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate a business combination candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential business combination candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target business have a fair market value of at least 80.0% of our assets held in the trust account (excluding taxes payable and the underwriters’ deferred underwriting discounts

Proposed business

and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. However, in any proposed business combination, we must initially acquire at least 51.0% of the voting equity interests in the target business and control of the majority of any governing body of the target company, and we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We have not yet identified any candidates for a business combination. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business combination. We expect the fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in North America and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our existing officers, directors or stockholders or any of their affiliates be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business combination. Furthermore, we have adopted a policy prohibiting our existing officers, directors and stockholder, or any of their affiliates from receiving any finder’s fee or other compensation from a target company for services rendered in connection with a business combination.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we are required to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representatives of the underwriters, that such an initial business combination is fair to our stockholders from a financial point

Proposed business

of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business combination

Subject to the requirement that our business combination must be with a target business having a fair market value that is equal to at least 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. While we intend to focus on identifying a prospective target business in our target industries, we will not be limited by geography, type of business or industry in pursuing acquisition opportunities and, if an attractive acquisition opportunity is presented to us in another industry, we may pursue such other opportunity. In evaluating any prospective target business, whether within or outside our target industries, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

➢	earnings and growth potential;
➢	experience and skill of management and availability of additional personnel;
➢	capital requirements;
➢	competitive position;
➢	financial condition and results of operation;
➢	barriers to entry;
➢	stage of development of the products, processes or services;
➢	breadth of products or services offered;
➢	degree of current or potential market acceptance of the products or services;
➢	regulatory environment of the industry; and
➢	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage for a fee, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner, and in no event will we enter into a definitive agreement for our initial business combination without such a waiver agreement.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates.

Proposed business

As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular target business candidate.

In the case of all possible target businesses, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial business combination, we could learn of, identify and analyze acquisition targets in the same way as we will before an initial business combination. To the extent we are able to identify multiple target businesses and options as to which business or assets to acquire as part of an initial business combination, we intend to seek to consummate the transaction which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such target business would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

Our initial business combination must occur with one or more target businesses that we acquire must have a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, subject to the redemption rights described below, although we may acquire a target business whose fair market value significantly exceeds 80.0% of our assets held in the trust account (excluding taxes payable and the underwriters’ deferred underwriting discounts and commissions). In particular, if we have entered into a definitive agreement with respect to a business combination within 24 months from the date of this prospectus, our stockholders have approved the extended period and we subsequently abandon such business combination, any target business or target businesses that we seek to acquire in a subsequent business combination must have a fair market value equal to at least 80% of sum of the balance in the trust account (excluding taxes payable and deferred underwriting discounts and commissions) at the time of the stockholder vote on the extended period. We may, however, structure a business combination to acquire less than a 100.0% ownership interest in certain properties, assets or entities. In any proposed business combination, we must initially acquire at least 51.0% of the voting equity interests in the target business and control of the majority of any governing body of the target company, and we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company.

If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80.0% of our net assets. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire

Proposed business

business by the percentage of the target business we acquire. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination. However, we have not entered into any such fund raising arrangement and, subject to compliance with applicable securities laws, we would only consummate such a financing simultaneously with the consummation of our initial business combination.

Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representatives of the underwriters, stating whether the fair market value meets the 80.0% threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target business complies with the 80.0% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target businesses based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80.0% threshold is determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80.0% of the net assets held in trust as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

➢	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and
➢	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions,

Proposed business

which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 40.0% of the shares of common stock sold in this offering vote against the business combination or the extension, as the case may be, and exercise their redemption rights described below, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination would require the

Proposed business

affirmative vote of a majority of the shares of common stock outstanding. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus, our sponsor has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination or the extension. Our sponsor and our officers and directors have also agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of a business combination or the extension submitted to our stockholders for approval. We will proceed with the business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 40.0% of the shares of common stock sold in this offering vote against the business combination or the extension, as the case may be, and exercise their redemption rights described below, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. Voting against the business combination or the extension alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

We are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed initial business combination or the extension, and (iv) their interest in the target business once the target business has been identified.

Although our sponsor, officers and directors have no current intentions to make such purchases, our sponsor and directors and officers are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our sponsor, directors or officers, as the case may be. In the event our sponsor, directors or officers purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed acquisition or the extension and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition or the extension and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition or the extension. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition or the extension would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition or the extension, thereby making it more likely that a proposed business combination or the extension would be approved.

Although our sponsor, officers, directors and affiliates currently have no intention of entering into private stock purchase arrangements with our stockholders subsequent to this offering, they may do so in the future both as an expression of confidence in the value of our common stock following the initial

Proposed business

business combination or the extension and as a means of increasing the likelihood that the initial business combination or the extension will be approved.

Our sponsor, officers, directors and/or affiliates anticipate that they will identify the stockholders with whom our sponsor, officers, directors or affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of proxy cards submitted by stockholders at the time of the initial business combination or the extension. To the extent that our sponsor, officers, directors or affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their intention to vote, or who have already voted, against the initial business combination or the extension. Pursuant to the terms of such arrangements, any shares so purchased by our officers, directors or affiliates would then be voted, or prior votes against would then be changed to votes, in favor of the initial business combination or the extension. The terms of such purchases would operate to facilitate the consummation of the proposed business combination or the approval of the extension by potentially reducing the number of shares voted against the business combination or the extension, as the case may be, to less than 40.0% of the shares sold in this offering on a cumulative basis.

Any shares purchased from public stockholders by our sponsor, officers, directors or affiliates would be purchased at a price to be negotiated between such stockholders on the one hand and our sponsor, officers, directors or affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholders’ position in our stock and the method and timing of payment from us or from our sponsor, officers, directors or affiliates for such shares. None of our sponsor, officers, directors or affiliates have any current intention to make any such purchases; however, should they decide to do so, it is possible that the value of the purchase price thereof would exceed the per share amount to be distributed from trust upon liquidation.

However, even if we or our sponsor, officers, directors or their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M under the Exchange Act and regulations regarding tender offers. The inability of such persons or entities to effect such purchases could impair our ability to effect a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities law, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Possible extension of time to complete a business combination to 36 months

We have 24 months from the date of this prospectus to consummate a business combination. However, unlike other blank check companies, if we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek to extend the time period within which we must complete our business combination to 36 months, by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension.

We believe that extending the date before which we must complete our initial business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in our target industries, including the requirements of regulatory filings and approvals related to our target industries.

In order to extend the period of time to 36 months, (i) holders of a majority of our common stock sold in this offering voting at the meeting, in person or by proxy, must approve the extension, (ii) redemption rights must be exercised with respect to less than 40.0% of the shares sold in this offering, and (iii) holders of a majority of our common stock outstanding must approve an amendment to our

Proposed business

amended and restated certificate of incorporation extending our corporate life to 36 months from the date of this prospectus. If we do not receive such stockholder approval for the extended period or if holders of 40.0% or more of the shares of common stock sold in this offering vote against the proposed extension and elect to redeem their shares of common stock for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate with the trust account and any other assets to our public stockholders.

If the majority of public stockholders who vote at the meeting called for the purpose of approving the extended period vote in favor of the extended period, holders of less than 40.0% of the shares of common stock sold in this offering vote against the extended period and exercise their redemption rights in connection with the vote for the extended period and holders of a majority of our common stock outstanding vote in favor of the amendment to our amended and restated certificate of incorporation extending our corporate life to 36 months from the date of this prospectus, we will then have an additional twelve months in which to complete the initial business combination. As a result of an approval of the extension, we may be able to hold funds for non-redeeming stockholders in the trust account for up to 36 months.

In connection with the vote to approve the extended period, a stockholder’s election to redeem his shares of common stock will only be honored if the extended period is approved. Stockholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination during the extended period. Public stockholders who redeem their shares of common stock for a pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

In connection with the stockholder vote required to approve the extended period, our existing stockholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to the extended period.

In the event the extended period is approved but at the end of such 36 month period we have not effected a business combination, we will dissolve as promptly as practicable and liquidate the trust account and any other assets to our public stockholders.

Redemption rights

At the time we seek stockholder approval of any business combination or to extend the period of time to consummate a business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination or the extension and the business combination is approved and completed or the extension is approved, as the case may be. Our existing stockholder will not have such redemption rights with respect to any shares of common stock owned by it, directly or indirectly, whether included in or underlying its units or warrants or purchased by it in this offering or in the aftermarket. The actual per share redemption price will be equal to the amount in the trust account, inclusive of the redeeming holder’s pro rata share of the deferred underwriting discounts and commissions and any interest (calculated as of two business days prior to the consummation of the proposed business combination or as of the day the extension is approved), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per share conversion price would be approximately $9.85.

Proposed business

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or the extension and the business combination is approved and completed or the extension is approved, as the case may be. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or extension or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or extension will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipate and public stockholders may not be able to seek redemption in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination or extension is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $40.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise redemption rights to tender their shares prior to the meeting and the proposed business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares) this may result in an increased cost to stockholders. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process if the tendering broker passes on the cost to the redeeming holder.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business

Proposed business

combination or approval of the extended period, as the case may be. Public stockholders who redeem their common stock for their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus unless a proposal to approve the extended period is approved, in which case we will have 36 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason or the extended period is not approved, then public stockholders voting against our initial business combination or the extended period, as applicable who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed or the extended period they voted against was duly approved, as the case may be, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 40.0% or more of the shares sold in this offering, both vote against the business combination or the extension, as the case may be, and exercise their redemption rights, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. If public stockholders owning 40.0% or more of the shares sold in this offering both exercise their redemption rights and vote against the business combination or the extension, as the case may be, and exercise redemption rights, we will not consummate such business combination and will continue to seek an alternate business combination for the remainder of our corporate existence. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning up to but not including 40.0% of the shares sold in this offering may exercise their redemption rights on a cumulative basis, including any stockholders who previously exercised their redemption rights in connection with the stockholders’ vote required to approve the extended period, and the business combination will still go forward. We have set the redemption percentage at 40.0% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Whether the redemption threshold is exceeded will be determined by adding the percentage of public stockholders that redeem their shares of common stock in connection with the approval of the extended period to the percentage of public stockholders that redeem their shares of common stock in connection with a proposed business combination. In the event that 40.0% or more of the public stockholders vote against a proposal to approve the extended period and exercise their redemption rights, our corporate life will not be extended and our existence will be terminated if we cannot consummate a business combination within 24 months from the date of this prospectus. If the extended period is approved and less than 40.0% of our public stockholders vote against the extended period and exercise their redemption rights (or if we never solicit stockholder approval of an extended period), then we shall proceed with a business combination if, in addition to other necessary approvals discussed elsewhere in this prospectus, the number of public stockholders voting against the proposed business combination and exercising their redemption rights does not exceed 40.0% of the number of shares sold in this offering on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the proposal to approve the extended period, if applicable.

Proposed business

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.15 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.85 per share, may have a disincentive to exercise their redemption rights because the amount they would receive upon redemption could be less than their original or adjusted purchase price.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10.0% of the shares of common stock underlying the units sold in this offering. A determination as to whether a stockholder is acting in concert or as a “group” shall be determined by our management in the good-faith exercise of their business judgment by reference to filings of such public stockholders and their affiliates under the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including Section 13 under the Exchange Act and applicable case law and SEC interpretive materials. Such a public stockholder would still be entitled to vote against a proposed business combination or extension with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or extension and attempt to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder or a “group” of public stockholders who own more than 10.0% of the shares sold in this offering could threaten to vote against a proposed business combination or extension and seek redemption, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to redeem only 10.0% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting any stockholder’s ability to vote all of its shares against the business combination or extension.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved. This provision may only be amended to extend our corporate existence to , 2011 in connection with, and upon the approval of, the extended period or to provide for our perpetual existence in connection with, and upon the consummation of, a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approvedas an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting the extended period or a business combination to our public stockholders for approval.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months from the date of this prospectus (or 36 months in the

Proposed business

event the extended period is approved). In the event we liquidate after termination of our existence by operation of law on , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our sponsor has waived its right to participate in any distribution with respect to the shares of common stock owned by it immediately prior to this offering upon our dissolution and liquidation if we fail to consummate a business combination, including the founders shares and the common stock underlying the founders warrants and the insider warrants. However, if our sponsor acquires shares of common stock in or after this offering it will be entitled to a pro rata share of the trust account with respect to such shares upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period. There will be no liquidating distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business combination. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor and Messrs. Pelson and Levy have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than between approximately $25,000 and $50,000) and have agreed not to seek repayment for such expense.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be approximately $9.85 (or $9.83 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share liquidation price will not be less than approximately $9.85, plus interest net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital. Although we are obligated under the terms of the underwriting agreement to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

In order to protect the amounts held in the trust account, our sponsor and Messrs. Pelson and Levy, pursuant to written agreements in their respective insider letters, have agreed to indemnify us, jointly and

Proposed business

severally, against any and all losses, liabilities, claims, damages and expenses whatsoever to which we may become subject, but only if, and to the extent (a) the claims reduce the amounts in the trust account available for payment to the stockholders in the event of a liquidation of the trust account and (b) the claims are made by (i) a vendor or service provider for services rendered, or products sold, to us; (ii) a creditor; or (iii) a prospective target business arising out of any negotiations, contracts or agreements with us, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a valid and legally enforceable waiver of any right, title, interest or claim of any kind in or to the trust account, or as to any claims under our obligation to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. We have questioned our sponsor and Messrs. Pelson and Levy on their respective financial net worth and reviewed their financial information and we currently believe that our sponsor and Messrs. Pelson and Levy are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our sponsor and Messrs. Pelson and Levy would be able to satisfy their indemnification obligations in whole or in part. If our sponsor and Messrs. Pelson and Levy are not able to satisfy any claims successfully asserted against us, the funds in the trust account would be reduced in the amount of such claim, which would reduce the per share price received by stockholders at liquidation of our company. While we currently believe that these parties are of substantial means and capable of funding a shortfall in our trust account to satisfy any potential indemnification obligations, they are not required to reserve for such an eventuality, and neither our board of directors nor our audit committee intends to monitor the financial condition of our sponsor or Messrs. Pelson or Levy. In addition, the insider letters specifically set forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a creditor, vendor, service provider, target business, prospective target business or other entity, the indemnification from our sponsor and Messrs. Pelson and Levy will not be available.

In the event that the proceeds in the trust account are reduced and our sponsor and Messrs. Pelson and Levy asserts that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor and Messrs. Pelson and Levy to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor and Messrs. Pelson and Levy to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than $9.85 per share.

We will have access to up to $2,550,000 (comprised of $50,000 of offering proceeds held outside of the trust account and up to $2,500,000 of interest income (net of any taxes)), with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved, which are currently estimated at between approximately $25,000 and $50,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a

Proposed business

90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date for an unlimited period of time. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and thereby lessening the likelihood that a claim that would result in any liability could extend to the trust account. Our sponsor and Messrs. Pelson and Levy have, however, agreed to indemnify us against claims from such vendors, service providers, prospective target businesses or other entities that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable. We have an obligation to pursue indemnification from our sponsor and Messrs. Pelson and Levy pursuant to the terms of their agreement with us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock for cash upon either the approval of the extended period which they voted against or the completion by us of a business

Proposed business

combination which they voted against. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the extended period or business combination alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to our target industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target businesses:

➢	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;
➢	our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;
➢	the requirement to acquire assets or an operating business that has a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights, could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and
➢	our outstanding warrants and the potential future dilution they represent may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 817 West Peachtree, Suite 550, Atlanta, GA, 30308. We have agreed to pay a monthly fee of $10,000 to our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services.

Proposed business

This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have 2 executive officers:  Mark A. Pelson and Jeffrey C. Levy. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target business, (ii) performing due diligence on one or more target businesses, or (iii) completing the business combination for a selected target business. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and audited financial statements

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, or sponsor or any of our officers or directors in their capacities as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Escrow of offering proceeds:	$98,500,000 of the net offering and private placement proceeds will be deposited into the trust account at JP Morgan Chase Bank NA, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $95,250,000 of the net proceeds payable to us and $3,250,000 of the proceeds attributable to the underwriters’ deferred underwriting discounts and commissions.	$ of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds:	The $98,500,000 of net offering and private placement proceeds held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business:	The initial target business that we acquire must have a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of taxes payable and the underwriters’ deferred underwriting discounts and commissions held in the trust account) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80.0% of the maximum offering proceeds.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 5th day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K as described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where you can find additional information.”

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Exercise of the warrants:	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Election to remain an investor:	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to redeem his or her shares of common stock for his or her pro rata share of the trust account; provided, however, if 40.0% or more of our public stockholders both vote against the business combination or the extension, as the case may be, and elect to redeem their shares of common stock, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SECwould be held as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Business combination deadline:	If we are unable to complete a business combination by , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved, we will automatically dissolve and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of any taxes payable and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Release of funds:	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon failure to effect a business combination within the allotted time, except to make payments to public stockholders who exercise their redemption rights in connection with an extension of the time period for us to consummate our initial business combination, and except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to fund (i) any taxes and (ii) up to $2,500,000 of interest income for working capital. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed business — Effecting a business combination — liquidation if no business ombination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of any taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Interest on proceeds held in the trust account:	Up to $2,500,000 of the interest income earned on the trust account may be released to us to fund our working capital. In addition, interest earned may be disbursed to fund any taxes payable	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

Management

DIRECTORS AND EXECUTIVE OFFICERS

Our current directors and executive officers are as follows:

Name	Age	Position
Mark A. Pelson	45	Chairman
Jeffrey C. Levy	45	President, Chief Executive Officer and Director
Bruce N. Hawthorne	58	Lead Director
Steven A. Burch	58	Director
Vanessa Wittman	41	Director

Mark A. Pelson.  Mr. Pelson has served as our Chairman since our inception. Prior to forming our company, Mr. Pelson was a Managing Director at Providence, which he joined in 1996. Mr. Pelson left his Managing Director role at Providence in 2007 to become a Senior Advisor at Providence. Providence is among the world’s leading private equity firms focused on media, entertainment, communications, and information investments. The firm manages funds with approximately $21.0 billion in equity commitments and has invested in more than 100 companies globally since its inception in 1989. Mr. Pelson has served as a board member for over a dozen Providence portfolio companies, including Consolidated Communications (NASDAQ:CNSL), Language Line Services Inc., American Cellular Corporation, Madison River Telephone Company and Wired Inc. He currently serves on the board of directors of Telcordia Inc., another Providence portfolio company. Mr. Pelson was responsible for many of Providence’s investments in international long distance carriers, local, long haul and undersea fiber infrastructure providers, wireless data services, business services and wireless telephony.

Prior to joining Providence, Mr. Pelson co-founded TeleCorp, Inc., a wireless telecommunications company in 1994. He previously served from 1989 to 1994 in various management positions with AT&T, most recently as a general manager of strategic planning and mergers and acquisitions. Mr. Pelson received a Juris Doctorate from Boston University and a Bachelor of Arts from Cornell University. Mr. Pelson serves on the Board of Overseers of Children’s Hospital Boston and is the Chairman of The Wolf School in East Providence, Rhode Island.

Jeffrey C. Levy.  Mr. Levy has been our President, Chief Executive Officer, Secretary and a Director since inception. Mr. Levy served as Chairman and Chief Executive Officer of Biltmore Communications, Inc. and its subsidiary, PurDigital, from 2003 until their sale in July 2007 to Hicks Holdings, a private investment enterprise headed by Thomas O. Hicks. PurDigital provides high density residential and commercial properties with fiber-based Internet service, digital voice and television services, and Wi-Fi wireless data services. In 2001, Mr. Levy co-founded Open Point Networks and helped architect a system to integrate public and private wireless data networks. Mr. Levy served as Chairman and Chief Executive Officer of Open Point Networks until its sale to Biltmore Communications, Inc. in May 2003. In 1999, Mr. Levy founded eHatchery, the Southeast’s first integrated seed capital investment fund and technology business incubator, and served as its Chairman and Chief Executive Officer. eHatchery helped create a number of new companies, which collectively raised more than $200 million in outside equity financings. In 1996, Mr. Levy co-founded RelevantKnowledge, a pioneer in the field of Internet audience measurement, and served as its Chairman and Chief Executive Officer until the company merged with its primary competitor, Media Metrix. Mr. Levy subsequently served as Vice Chairman of Media Metrix, where he played a primary role in completing the company’s initial public offering.

From 1995 to 1996, Mr. Levy was a lawyer at Turner Broadcasting System, where he represented the Turner Entertainment Group networks and a number of online projects, including Spiv, Turner’s first e-zine, and the launch of the Turner Classic Movies and Cartoon Network websites.

Management

Mr. Levy is a trustee of the Atlanta International School and serves as President of The Temple, a synagogue. In addition, Mr. Levy is a member of the Young Presidents’ Organization. He serves on the dean’s advisory board of the Georgia Tech College of Computing and is a past chair of the Emory University Board of Visitors. In 1997, Mr. Levy was named Entrepreneur of the Year by the Business and Technology Alliance. Mr. Levy was also named one of the top 50 entrepreneurs in the South by Catalyst Magazine in both 2001 and 2005. Mr. Levy received his Bachelor of Arts magna cum laude from Harvard College and his Juris Doctorate cum laude from Harvard Law School.

Bruce N. Hawthorne.  Mr. Hawthorne has been Lead Director since our inception. Mr. Hawthorne has been the principal of Montague Development LLC, a private company engaged in residential real estate development and vineyard activities, since 2006. From August 2004 until October 2005, Mr. Hawthorne was Executive Vice President, General Counsel and Secretary of Electronic Data Systems Corporation, or EDS, a leading global provider of information technology and business process services. From May 2003 until March 2004, Mr. Hawthorne served as Executive Vice President and Chief Staff Officer of Sprint Corporation, a major telecommunications services provider in the United States. From 1982 until joining Sprint Corporation in 2003, Mr. Hawthorne was a partner in the law firm of King & Spalding LLP where he chaired the firm’s telecommunications industry practice and served as lead outside counsel for Sprint in a variety of strategic transactions over a period of approximately ten years. He served as a director of Concurrent Computer Corporation, a primary supplier of video on demand products to the cable industry, from February 2000 until joining EDS in 2003.

Stephen A. Burch.   Mr. Burch has been a director since April 2008. Mr. Burch served as the President and Chief Executive Officer of Virgin Media, one of the world’s leading media providers, from January 2006 to August 2007. Mr. Burch served as the President of the Atlantic Division of Comcast Cable Communications, a cable, high speed internet and telephone services provider, from June 1990 to December 2005. While at Comcast, Mr. Burch was involved in the integration and rehabilitation of acquired businesses. Mr. Burch served in the Vietnam War where he received a distinguished service award and was nominated for a Bronze Star.

Vanessa Wittman.   Ms. Wittman, who has been a director since March 2008, was Executive Vice President and Chief Financial Officer of Adelphia Communications Corporation, a cable television company, from March 2003 until December 2006, when Adelphia completed a Chapter 11 bankruptcy reorganization and sold the majority of its revenue-generating assets to two other cable companies. Having declared bankruptcy in 2002, Ms. Whitman was recruited to assist with the reorganization of Adelphia. From February 2000 to March 2003, Ms. Wittman served as Vice President of Corporate Development, and then as Chief Financial Officer of broadband network services provider 360networks Inc. 360networks filed for Chapter 11 bankruptcy protection in the U.S. and similar protection in Canada in June 2001, and emerged from bankruptcy protection in November 2002. She served as Senior Director, Corporate Development for Microsoft Corporation from April 1999 to February 2000 and as Chief Financial Officer for Metricom, Inc., a wide area wireless data solutions provider, from April 1997 to November 1998. Ms. Wittman graduated cum laude and Phi Beta Kappa from the University of North Carolina, Chapel Hill, in 1989 and received an MBA from the Darden School of Business at the University of Virginia in 1991 where she was a Shermet Scholar.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our bylaws provide that the number of directors constituting our board of directors shall not be less than one nor more than nine. Upon completion of this offering our board of directors will have  members. The term of office of the first class of directors, consisting of Messrs.  will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Messrs. , will expire at the second annual meeting following the completion of this offering.

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COMPENSATION FOR OFFICERS AND DIRECTORS

There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors, or any of their affiliates, other than: (i) repayment of an aggregate of $125,000 in non-interest bearing loans made by our sponsor to cover offering expenses; (ii) reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; there is no limit on the amount of out-of-pocket expense reimbursement such persons may receive; and (iii) payment to our sponsor of $10,000 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services.

Our audit committee will review and approve all payments made to our sponsor and officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

After our business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our Chief Executive Officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the AMEX.

DIRECTOR INDEPENDENCE

The AMEX requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Our board of directors has determined that Mr. Hawthorne, Mr. Burch and Ms. Wittman are “independent directors” as such term is defined in the rules of the AMEX and Rule 10A-3 of the Exchange Act.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors or the members of our board who do not have an interest in the transaction.

BOARD COMMITTEES

Our board of directors has formed an audit committee and a governance and nominating committee. Each committee will be composed of three directors and will be comprised of “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

AUDIT COMMITTEE

On completion of this offering, our audit committee will consist of Mr. Hawthorne, Mr. Burch and Ms. Wittman.

The responsibilities of our audit committee will include:

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➢	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;
➢	appointing the independent registered public accounting firm;
➢	determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;
➢	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;
➢	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;
➢	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;
➢	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
➢	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;
➢	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering;
➢	reviewing our initial business combination to ensure it is equal to at least 80.0% of the sum of the balance in the trust account (excluding taxes payable and deferred underwriting discounts and commissions of approximately $3,250,000 or $3,737,500 if the over-allotment option is exercised in full) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights; and
➢	reviewing and approving all payments made to our sponsor, officers, directors or our or their affiliates, other than the payment of an aggregate of $10,000 per month to our sponsor for office space and general and administrative services described elsewhere in this prospectus.

Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

FINANCIAL EXPERTS ON AUDIT COMMITTEE

The audit committee will at all times be composed exclusively of independent directors who are financially literate as required under the AMEX listing standards. The AMEX listing standards require that each audit committee member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the AMEX that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional

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certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Ms. Wittman satisfies the AMEX’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Our corporate governance and nominating committee consists of Mr. Hawthorne, Mr. Burch and Ms. Wittman.

The functions of our governance and nominating committee include:

➢	recommending qualified candidates for election to our board of directors;
➢	evaluating and reviewing the performance of existing directors;
➢	making recommendations to our board of directors regarding governance matters, including our amended and restated certificate of incorporation, bylaws and charters of our committees; and
➢	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

CODE OF ETHICS AND COMMITTEE CHARTERS

We adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

CONFLICTS OF INTEREST

Potential investors should also be aware of the following potential conflicts of interest:

➢	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
➢	Our officers and directors currently are, and may in the future become affiliated with additional entities, including other blank check companies, that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.
➢	Since our sponsor owns securities which will be released from escrow if a business combination is successfully completed and since our sponsor owns securities which will become worthless if a business combination is not consummated, our board, some of whose members have interests in our

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sponsor, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of such securities.
➢	Although our sponsor and our officers and directors have no current intentions to make such purchases, our sponsor, directors, officers, security holders or their affiliates are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.
➢	Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. In connection with the stockholder vote required to approve the extended period or an initial business combination, our sponsor has agreed to vote any shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period or an initial business combination submitted to our stockholders for approval.
➢	If we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. We may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our sponsor may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our sponsor may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.
➢	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

➢	the corporation could financially undertake the opportunity;
➢	the opportunity is within the corporation’s line of business; and
➢	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business

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opportunity with respect to the above-listed criteria. We cannot assure you any of the above-mentioned conflicts will be resolved in our favor.

Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities suitable to the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation and any successors to such entities have declined to accept such opportunities.

As set forth herein, certain of our executive officers and directors are officers or directors of companies, both public and private, that perform business activities in areas and industries similar to those which we may perform after consummating a business combination, as well as in other industries in which we may consider a business combination. The list below sets forth entities that are engaged in business activities that are similar to those we intend to conduct and with which our current officers and directors have a pre-existing fiduciary duty or are otherwise affiliated:

Name	Affiliation	Entity
Mark A. Pelson	Chairman	Telcordia Inc.
Bruce N. Hawthorne	Lead Director	Montague Development LLC

We have no policies or procedures in place to resolve any of the conflicts described above. See “Risk Factors — Certain of our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination” and “ — Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

In connection with the stockholder vote required to approve the extended period or any business combination, our sponsor has agreed to vote the shares of common stock owned by it prior to or in this offering, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving the extended period or a business combination. Our sponsor and our directors and officers have agreed that if they acquire shares of our common stock in or following this offering, they will vote such acquired shares of common stock in favor of the extended period or a business combination. Accordingly, any shares of common stock acquired by our sponsor or our directors and officers in the open market will not have the same right to vote as public stockholders with respect to the extended period or a potential business combination (since they are required to vote in favor of the extended period or a business combination). Additionally, neither our sponsor nor our directors and officers will have redemption rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against the extended period or a business combination), except upon our dissolution and liquidation. In addition, with respect to shares of common stock owned by our sponsor prior to this offering, including the founders shares and the common stock underlying the founders warrants and the insider warrants, it has agreed to waive its respective rights to participate in any liquidation distribution, including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering and not with respect to any shares of common stock acquired in the open market.

While we do not intend to pursue a business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a

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transaction. In the event we seek to complete a business combination with such a target business, we are required to obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

Principal stockholders

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of insider warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

➢	each person known by us to be the beneficial owner of more than 5.0% of our outstanding shares of common stock;
➢	each of our officers and directors; and
➢	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to the offering and private placement		After the offering and private placement(1)
Name and address of beneficial owners(2)	Amount and nature of beneficial ownership(3)(4)	Percentage of outstanding common stock	Amount and nature of beneficial ownership(3)	Percentage of outstanding common stock
Lambert’s Cove Holdings, LLC(4)	2,875,000	100.0%	2,500,000	20.0%
Mark A. Pelson(4)	2,875,000	100.0%	2,500,000	20.0%
Jeffrey C. Levy(4).	2,875,000	100.0%	2,500,000	20.0%
Bruce N. Hawthorne	—	—	—	—
Steven A. Burch	—	—	—	—
Vanessa A. Wittman	—	—	—	—
All directors and officers as a group (3 persons).	2,875,000	100.0%	2,500,000	20.0%

(1)	Assumes only the sale of 10,000,000 units in this offering, but not the exercise of the 10,000,000 warrants comprising such units or the 3,050,000 insider warrants. Assumes the over-allotment option has not been exercised and, therefore, an aggregate of 375,000 units have been forfeited by our sponsor as a result.
(2)	Unless otherwise indicated, the business address of each of the stockholders is 817 West Peachtree, Suite 550, Atlanta, GA, 30308.
(3)	Consists of the founders shares included in the founders units sold to our sponsor. Includes the 375,000 founders shares included in the 375,000 founders units sold to our sponsor that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.
(4)	Messrs. Pelson and Levy, our Chairman and our Chief Executive Officer, respectively, are the managing members of Lambert’s Cove Holdings, LLC. Each of Messrs. Pelson and Levy owns a 50% membership interest in our sponsor. As a result, Messrs. Pelson and Levy may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Lambert’s Cove Holdings, LLC.

Our sponsor, Lambert’s Cove Holdings, LLC, has agreed to purchase 3,050,000 insider warrants prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $3,050,000 in a private placement to be completed immediately prior to this offering. The insider warrants will be purchased with our sponsor’s own funds. It will be unnecessary for our sponsor to borrow funds from third parties for such purchase. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a “cashless” basis at any time after the consummation

Principal stockholders

of a business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of a business combination. During the escrow period, the holder of the insider warrants will not be able to sell or transfer its securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow). The $3,050,000 purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $3,050,000 purchase price of the insider warrants will become an asset to be included as a part of the liquidation amount payable to our public stockholders upon the liquidation of the trust account and the insider warrants will expire worthless.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we will adjust the founders units in the same proportion as the increase in the units offered hereby such that the aggregate number of founders units the sponsor holds will be equal to 20.0% of our issued and outstanding units upon consummation of the offering. If we decrease the size of the offering, we will similarly adjust the founders units in the same proportion as the decrease in the units offered hereby such that the aggregate number of founders units the sponsor holds will be equal to 20.0% of our issued and outstanding units upon consummation of this offering, in each case without giving effect to the private placement.

If the underwriters do not exercise all or a portion of the over-allotment option, our sponsor will be required to forfeit up to an aggregate of 375,000 founder units (including the founders shares and founders warrants). Our sponsor will be required to forfeit only a number of founders units necessary to maintain its collective 20.0% ownership interest in our units after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

On the date of this prospectus, our sponsor will place the founders units (including the underlying founders shares and founders warrants) it owned prior to this offering and the insider warrants purchased in the private placement (and any shares of common stock issued on the exercise of these warrants) into an escrow account maintained by the Continental Stock Transfer & Trust Company, acting as escrow agent, until the earliest of: one year following the consummation of a business combination, in the case of the founders units, founders shares, founders warrants and underlying shares of common stock, and 30 days after the consummation of a business combination, in the case of the insider warrants and underlying shares of common stock, or earlier if the over-allotment option is not exercised in full or in part in order to have up to 375,000 founders units cancelled as described elsewhere in this prospectus or if we were to consummate a transaction after our initial business combination that results in all of our stockholders at the time of the transaction having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our sponsor will not receive any portion of the liquidation proceeds with respect to common stock owned by it prior to this offering, including the founders shares and the common stock underlying the founders warrants and the insider warrants. If we are forced to liquidate, all of our sponsor’s units, shares and warrants will be cancelled.

Our sponsor and Messrs. Pelson and Levy are deemed to be our “parent” and “promoter,” as these terms are defined under the federal securities laws.

Certain relationships and related party transactions

On March 11, 2008, we issued 2,875,000 founders units to our sponsor for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.009 per share. 375,000 of these units are subject to partial or complete forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully. Each founders unit consists of one founders shares and one founders warrant to purchase one share of common stock. The founders shares are identical to the shares of common stock included in the units being sold in this offering, except that our sponsor has agreed: (i) that the founders shares are subject to the transfer restrictions described in “Principal Stockholders”; (ii) in connection with the stockholder vote required to approve the 12 month extension to the time period within which we must complete our initial business combination or our initial business combination, as the case may be, to vote the founders shares in the same manner as a majority of the public stockholders; (iii) to waive its rights to participate in any liquidation distribution with respect to the founders shares if we fail to consummate an initial business combination; and (iv) that it will not be able to exercise redemption rights with respect to the founders shares. The founders warrants are identical to those included in the units being sold in this offering, except that: (i) the founders warrants, including the shares of common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described in “Principal stockholders”; (ii) the founders warrants will become exercisable after the consummation of our initial business combination upon the earlier of (a) if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning after such business combination, and (b) one year following the completion of such business combination; (iii) the founders warrants will not be redeemable by us so long as they are held by our sponsor or its permitted assigns; and (iv) the founders warrants may be exercised on a “cashless” basis at any time after the consummation of our initial business combination, if held by our sponsor or its permitted assigns.

Our sponsor has agreed to purchase 3,050,000 warrants, or insider warrants, at the price of $1.00 per warrant for a total purchase price of $3,050,000 in a private placement to be completed immediately prior to the date of this prospectus. The insider warrants will be purchased with our sponsor’s funds. It will be unnecessary for our sponsor to borrow such funds from third parties. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a “cashless” basis at any time after the consummation of a business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of a business combination. During the escrow period, the holder of the insider warrants will not be able to sell or transfer its securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow). The $3,050,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete an initial business combination that meet the criteria described in this prospectus, then the $3,050,000 purchase price of the insider warrants will become an asset to be included as a part of the liquidation amount payable to our public stockholders from our trust account and the insider warrants will expire worthless.

Immediately after this offering and the private placement (whether or not the underwriters’ over-allotment option is exercised), our sponsor will beneficially own 20.0% of the then issued and outstanding units. Because of this ownership block, this stockholder may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Certain relationships and related party transactions

Pursuant to a registration rights agreement to be entered into on or before the date of this prospectus, the holders of a majority of: (i) the shares of common stock held by our sponsor and (ii) the shares of common stock issuable upon exercise of the insider warrants and founder warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed on the date of this prospectus. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

The founders warrants and insider warrants were sold in a private placement pursuant to Regulation D of the Securities Act and are exempt from registration requirements under the federal securities laws. As such, the holders of the founders warrants and the insider warrants will be able to exercise them even if, at the time of exercise, a registration statement or prospectus relating to the common stock issuable upon exercise of such warrants is not effective or current. Our founders warrants and insider warrants will become freely tradable only after they are registered pursuant to the registration rights agreement described above.

In order to protect the amounts held in the trust account, our sponsor and Messrss Pelson and Levy, pursuant to written agreements in their respective insider letters, have agreed to indemnify us, jointly and severally, against any and all losses, liabilities, claims, damages and expenses whatsoever to which we may become subject, but only if, and to the extent (a) the claims reduce the amounts in the trust account available for payment to the stockholders in the event of a liquidation of the trust account and (b) the claims are made by (i) a vendor or service provider for services rendered, or products sold, to us; (ii) a creditor; or (iii) a prospective target business arising out of any negotiations, contracts or agreements with us, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a valid and legally enforceable waiver of any right, title, interest or claim of any kind in or to the trust account, or as to any claims under our obligation to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. Despite these obligations, we cannot assure you that our sponsor and Messrs. Pelson and Levy will be able to satisfy their indemnification obligations in whole or in part. If our sponsor and Messrs. Pelson and Levy are not able to satisfy any claims successfully asserted against us, the funds in the trust account would be reduced in the amount of such claim, which would reduce the per share price received by stockholders at liquidation of our company. While we currently believe that these parties are of substantial means and capable of funding a shortfall in our trust account to satisfy any potential indemnification obligations, they are not required to reserve for such an eventuality, and neither our board of directors nor our audit committee intends to monitor the financial condition of our sponsor or Messrs. Pelson or Levy. In the event that the proceeds in the trust account are reduced and our sponsor and Messrs. Pelson and Levy assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and Messrs. Pelson and Levy to enforce their indemnification obligations to us as our independent directors deem appropriate. While we currently expect that our independent directors would take legal action on our behalf against our sponsor and Messrs. Pelson and Levy to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor and Messrs. Pelson and Levy we cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $9.85, plus interest then held in the trust account.

Our sponsor has loaned an aggregate of $125,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, AMEX listing fees,

Certain relationships and related party transactions

FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of March 11, 2010 or the consummation of this offering. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering at the consummation of this offering.

We have agreed to pay a monthly fee of $10,000 to our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii), 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expense reimbursement such persons may receive. Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the payment of an aggregate of $10,000 per month to our sponsor, for office space and general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors and the $10,000 per month payable to our sponsor for office space and general and administrative services, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any of our securities, will be paid to our sponsor, officers or directors, or to any of their respective affiliates prior to or with respect to a business combination.

Our sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who

Certain relationships and related party transactions

had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Description of securities

GENERAL

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 2,875,000 shares of common stock will be outstanding, held by our sponsor (375,000 of which are subject to partial or complete forfeiture as described herein). No shares of preferred stock are currently outstanding.

UNITS

Public stockholder units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the 5th day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option, (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Founders units

Each founders unit consists of one founders share and one founders warrant. The founders units are identical to the units sold in this offering, except that:

➢	the founders shares and founders warrants (including the shares of common stock issuable upon exercise of such warrants) are subject to the transfer restrictions described below;
➢	our sponsor has agreed to vote its founders shares in the same manner as a majority of the public stockholders in connection with the vote required to approve the extended period and/or our initial business combination and, as a result, will not be able to exercise redemption rights with respect to its founders shares;

Description of securities

➢	our sponsor has agreed to waive its rights to participate in any liquidation distribution with respect to its founders shares if we fail to consummate our initial business combination;
➢	the founders warrants will become exercisable after the consummation of our initial business combination upon the earlier of (i) if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning after such business combination, and (ii) one year following the completion of such business combination;
➢	the founders warrants will be exercisable for unregistered shares of common stock in the absence of an effective registration statement and notwithstanding the inability of our public stockholders to be able to exercise the public warrants;
➢	the founders warrants will not be redeemable by us so long as they are held by our sponsor or its permitted assigns; and
➢	the founders warrants may be exercised on a cashless basis at any time after the consummation of our initial business combination if held by our sponsor or its permitted assigns.

Pursuant to the escrow agreement with Continental Stock Transfer & Trust Company, acting as escrow agent, our sponsor has agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of its founders units or the component founders shares or founders warrants (including the shares to be issued upon exercise of the founders warrants) until one year after the date of the completion of our initial business combination.

Notwithstanding the foregoing, our sponsor is permitted to transfer its founders units or the component founders shares or founders warrants (including the shares to be issued upon exercise of the founders warrants) to permitted assigns who agree in writing to be bound by the escrow agreement and the insider letter agreement executed by our sponsor. For so long as the founders units or the component founders shares or founders warrants (including the shares to be issued upon exercise of the founders warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company. The securities held in the escrow account will only be released prior to the date specified above if the over-allotment option is not exercised in full in order to have up to 375,000 founders units cancelled as described in this prospectus and if following a business combination we consummate a subsequent merger, stock exchange or other similar transaction resulting in all stockholders having a right to exchange their shares for cash or other consideration.

COMMON STOCK

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve the extended period or any business combination, our sponsor has agreed to vote the shares of common stock owned by it prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving the extended period or a business combination. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period or an initial business combination submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to the extended period or any potential initial business combination.

In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote of at least 95.0% of the outstanding common stock), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40.0% of the shares of common stock sold in this offering both vote against the

Description of securities

business combination or the extension, as the case may be, and exercise their redemption rights described below, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve the extended period or our initial business combination. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, abstentions and non-votes will have no effect on the approval of the extended period or a business combination once a quorum is obtained. We intend to give not less than 10 nor more than 60 days prior written notice of any meeting at which a vote shall be taken to approve the extended period or a business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50.0% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by , 2010 [24 months from the date of this prospectus] or , 2011 [36 months from the date of this prospectus] in the event an extension is approved, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of any taxes payable, which taxes shall be paid from the trust account and amounts disbursed for working capital purposes), and any net assets remaining available for distribution to them after payment of liabilities. Our sponsor has agreed to waive its rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering, including the founders shares and the shares of common stock underlying the founder warrants and the insider warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no redemption, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to redeem their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the extended period or the business combination and the extended period or the business combination is approved and, in the case of the business combination, completed. The actual per share redemption price will be equal to the amount in the trust account, which shall include $3,050,000 from the purchase of the insider warrants by our sponsor and any interest (net of any taxes payable, which taxes shall be paid from the trust account, and up to $2,500,000 of interest which may be paid out to us as working capital), calculated as of the day the extended period is approved or as of two business days prior to the consummation of the proposed business combination divided by the number of shares of common stock sold in this offering. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our sponsor, directors and officers are not entitled to redeem any of their shares of common stock acquired prior to this offering, in this offering, or after this offering into a pro rata share of the trust account.

Description of securities

PREFERRED STOCK

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on the extended period or a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

Prior to the consummation of this offering, there will be 5,550,000 warrants outstanding (assuming the over-allotment option is not exercised), all of which will be founders warrants and insider warrants.

Public stockholder warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

➢	the completion of a business combination; and
➢	one year from the date of this prospectus.

However, the warrants will be exercisable only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire on , 2013, five years from the date of this prospectus, at 5:00 pm, New York City time or earlier upon redemption or liquidation of the trust account.

The warrants shall trade separately from the common stock on the 5th day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option, (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where you can find additional information.”

Description of securities

We may redeem the outstanding warrants (excluding any founders warrants and insider warrants held by our sponsor or its permitted assigns) without the consent of any third party or the representatives of the underwriters:

➢	in whole and not in part,
➢	at a price of $0.01 per warrant at any time after the warrants become exercisable,
➢	upon not less than 30 days’ prior written notice of redemption, and
➢	if, and only if, the last sales price of our common stock equals or exceeds $14.25 per unit for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

The redemption provisions for our warrants have been established at a price which is intended to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the shares of such common stock issuable upon the exercise of the warrants and a prospectus relating to common stock is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the

Description of securities

common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The price of the warrants has been arbitrarily established by us and the representatives of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representatives of the underwriters and the sponsor, the sponsor agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased.

Founders warrants and insider warrants

The founders warrants and the insider warrants are identical to the warrants included in the units being sold in this offering, except that such warrants, including the shares of common stock issuable upon exercise of these warrants:

➢	are subject to the transfer restrictions described below;
➢	will, in the case of the founders warrants, become exercisable after the consummation of our initial business combination upon the earlier of (i) if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning after such business combination, and (ii) one year following the completion of such business combination;
➢	will be exercisable for unregistered shares of common stock in the absence of an effective registration statement;
➢	are not redeemable by us so long as they are held by our sponsor or its permitted assigns;
➢	may be exercised on a cashless basis at any time after the consummation of our initial business combination if held by our sponsor or its permitted assigns.

If the founders warrants or the insider warrants are held by holders other than our sponsor or its permitted assigns, the founders warrants or the insider warrants will be redeemable by us and only exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the founders warrants or the insider warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are

Description of securities

held by our sponsor and its permitted assigns is because it is not known at this time whether they will be affiliated with us following a business combination. If it remains affiliated with us, its ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.

Pursuant to the escrow agreement with Continental Stock Transfer & Trust Company, acting as escrow agent, our founder has agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of its founders warrants (including the shares of common stock issuable upon exercise of the founders warrants) until one year after the date of the completion of the initial business combination and the insider warrants (including the shares of common stock issuable upon exercise of the insider warrants) until after consummation of our initial business combination. Notwithstanding the foregoing, our sponsor is permitted to transfer these warrants to permitted assigns who agree in writing to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. For additional details respecting these transfer restrictions, see “Principal stockholders.”

In addition, our sponsor is entitled to registration rights with respect to the founders warrants, insider warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

The founders warrants and insider warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

DIVIDENDS

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

OUR TRANSFER AGENT AND WARRANT AGENT

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Description of securities

SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 12,500,000 shares of our common stock outstanding, or 14,375,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,875,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, these 2,875,000 shares of common stock have been placed in escrow until one year following the consummation of an initial business combination and will not be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business. Further, 375,000 of the 2,875,000 shares owned by our sponsor are subject to partial or complete forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully.

After this offering there will also be 5,550,000 founders warrants and insider warrants outstanding (or, if the over-allotment is exercised in full, 5,925,000 warrants outstanding) that upon full exercise will result in the issuance of 5,550,000 shares of common stock (or, if the over-allotment is exercised in full, 5,925,000 shares of common stock) to the holders of the founders warrants and insider warrants. Such founders warrants and insider warrants and the underlying shares of common stock are subject to registration rights. See “Registration Rights” below.

Additionally, after this offering and the private placement, an aggregate of 13,050,000 outstanding warrants (14,550,000 if the underwriters’ over-allotment option is exercised in full) will be exercisable into shares of our common stock, including the insider warrants. No other shares of common stock will be underlying any security convertible into shares of our common stock.

Rule 144

Under Rule 144 under the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

➢	1.0% of the total number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters exercise their over-allotment option in full); or
➢	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice of Form 144 with respect to the sale.

Sales under Rule 144 by affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Description of securities

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Promoters or affiliates of a blank check company may avail themselves from the exemption from registration provided in Rule 144 provided:

➢	The issuer ceases to be a shell company;
➢	The issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
➢	The issuer has filed all reports and materials required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for a shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
➢	At least one year has elapsed from the time that the issuer filed a current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, such restricted shares would include the 2,875,000 founders shares (2,500,000 if the 375,000 founders units are forfeited as a result of the over-allotment option not being exercised) purchased at inception by our sponsor and the 5,925,000 shares underlying the founders warrants and insider warrants (5,550,000 if the 375,000 founders units are forfeited as a result of the over-allotment option not being exercised).

Registration rights

Pursuant to a registration rights agreement to be entered into on or before the date of this prospectus, the holders of a majority of all of (i) the 2,875,000 shares of common stock (or 2,500,000, assuming no exercise of the over-allotment option and the forfeit of 375,000 founder units by our sponsor) owned or held by our sponsor; and (ii) the 5,925,000 shares of common stock issuable upon exercise of the 5,925,000 founders warrants and insider warrants (5,550,000 if the 375,000 founders units are forfeited as a result of the over-allotment option not being exercised) will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amendments to our certificate of incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

➢	upon the consummation of this offering, $98,079,735, or $112,517,235 if the underwriters’ over- allotment option is exercised in full (comprising (i) $94,829,735 of the net proceeds of this offering, including $3,250,000 of deferred underwriting discounts and commissions (or $108,779,735 if the underwriters’ over-allotment option is exercised in full, including $3,737,500 of deferred underwriting discounts and commissions) and (ii) $3,050,000 of the proceeds from the sale of the insider warrants) shall be placed into the trust account;

Description of securities

➢	if we have entered into a definitive agreement with respect to a business combination within 24 months of the completion of this offering, and we anticipate that we will not be able to consummate a business combination within 24 months, we can seek stockholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our stockholders together with the ability to exercise their redemption rights at that time. We will have an additional 12 months to consummate a business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 40.0% of the shares (minus one share) sold in this offering vote against the extension and exercise their redemption rights;
➢	if the extended period is approved, public stockholders who exercised their redemption rights and voted against the extended period may redeem their shares for cash at the redemption price on the date the extended period is approved (subject to the 10.0% limitation on redemption described herein);
➢	prior to the consummation of our business combination, we shall submit the business combination to our stockholders for approval;
➢	we may consummate our business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 40.0% of the shares (minus one share) sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis, including shares redeemed in connection with our seeking stockholder approval for the extended period, if applicable;
➢	if a proposed business combination is approved and consummated, public stockholders who exercised their redemption rights and voted against the business combination may redeem their shares for cash at the redemption price on the closing date of such business combination (subject to the 10.0% limitation on redemption described herein);
➢	if our business combination is not consummated within 24 months of the date of this prospectus (or 36 months in the event an extension is approved), then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;
➢	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our business combination;
➢	prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on the extended periods or a business combination;
➢	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;
➢	our audit committee will review our initial business combination to ensure it is equal to at least 80.0% of the sum of the balance in the trust account (excluding taxes payable and deferred underwriting discounts and commissions of approximately $3,250,000 or $3,737,500 if the over allotment option is exercised in full) as of the date of our signing a definitive agreement in connection with our initial business combination and before any payments are made to stockholders who elect to exercise their redemption rights;

Description of securities

➢	the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $10,000 per month to our sponsor for office space and certain general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;
➢	we may not enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
➢	we may not enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless the affirmative vote of at least 95.0% of the outstanding common stock approve an amendment or modification to the foregoing provisions. Additionally our sponsor and board of directors have undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination without the prior written consent from the representatives of the underwriters. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote of at least 95.0% of the outstanding common stock, the board of directors will not, and pursuant to the underwriting agreement cannot without the prior written consent from the representatives of the underwriters, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

LISTING OF SECURITIES

We have applied to have our units, common stock and warrants listed on the on the AMEX under the symbols “LCA.U”, “LCA” and “LCA.W”, respectively. We anticipate that our units will be listed on the AMEX on or promptly after the effective date of the registration statement. Following the date the

Description of securities

common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be listed separately and as a unit on the AMEX.

DELAWARE ANTI-TAKEOVER LAW

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

➢	a stockholder who owns 15.0% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
➢	an affiliate of an interested stockholder; or
➢	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10.0% of our assets. However, the above provisions of Section 203 do not apply if:

➢	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
➢	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85.0% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
➢	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

U.S. federal income tax considerations

THE DISCUSSION OF TAX MATTERS IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES, AND WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE UNITS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON SUCH PERSON’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to an investment in the units, which, as discussed above under “Description of securities — Units,” consist of our common stock and warrants. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax considerations that we assume to be known generally by potential holders or all of the considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including:

➢	certain financial institutions;
➢	insurance companies;
➢	dealers and traders in securities or foreign currencies;
➢	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;
➢	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
➢	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
➢	persons liable for the alternative minimum tax; and
➢	tax-exempt organizations.

This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, and administrative and judicial interpretations, each as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which change could alter the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to this offering. This discussion does not discuss any aspects of U.S. estate or gift tax, state, local or non-U.S. tax. This discussion assumes that investors hold our common stock and warrants as capital assets (within the meaning of the Code).

For purposes of this discussion, A “U.S. Holder” is a beneficial owner of our common stock and warrants that is, for U.S. federal income tax purposes:

➢	a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test in Section 7701(b) of the Code;
➢	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that has been created or organized in or under the laws of the United States or any political subdivision thereof;
➢	a trust, over the administration of which a court in the U.S. has primary supervision or over which U.S. persons have control; or
➢	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. federal income tax considerations

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock and warrants that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective holders of our common stock and warrants that are partners in partnerships should consult their tax advisors with respect to the purchase, ownership and disposition of our common stock and warrants.

For U.S. federal income tax purposes, each unit will be treated as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment under the anti-dilution provisions set forth in “Description of Securities — Warrants,” above. In determining their tax basis in a unit, holders should allocate their purchase price for the unit between the common stock and warrant that make up such unit on the basis of their relative fair market values at the time of issuance.

THIS DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND WARRANTS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ACQUIRING, OWNING OR DISPOSING OF OUR COMMON STOCK AND WARRANTS IN THEIR PARTICULAR CIRCUMSTANCES.

U.S. HOLDERS

Distributions

As discussed under “Description of securities — Dividends,” above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we make a distribution on our common stock, such distribution will be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). A distribution in excess of our current or accumulated earnings and profits will reduce a U.S. Holder’s basis in its common stock (but not below zero). To the extent a distribution exceeds a U.S. Holder’s basis in its common stock, the distribution will be treated as gain realized on the sale or other disposition of the common stock and will be subject to the rules described in the first paragraph under “U.S. Holders — Sale or other disposition of common stock,” below.

The redemption right of the common stock described under “Proposed Business — Effecting a business combination — Redemption eights,” above (the “Redemption Right”), may affect a U.S. Holder’s ability to satisfy the holding period requirements for (i) the dividends received deduction available to corporations or (ii) the preferential tax rate on “qualified dividend income” available to individuals for tax years ending on or before December 31, 2010, with respect to the period prior to the approval of a business combination. Prospective investors should consult their tax advisors regarding the Redemption Right’s possible effect on these holding period requirements.

Sale or other disposition of common stock

Gain or loss realized by a U.S. Holders on the sale or other disposition of our common stock (other than a redemption under the Redemption Right), and/or upon liquidation in the event we do not consummate a business combination within the time period set forth above under “Proposed Business — Effecting a Business Combination — Liquidation if No Business Combination,” generally will be capital gain or loss equal to the difference between the holder’s tax basis in the common stock disposed of and the amount

U.S. federal income tax considerations

realized on the disposition. The deductibility of capital losses recognized by a U.S. Holder on a sale or other disposition of our common stock will be subject to certain limitations. Capital gain or loss realized by a U.S. Holder on a sale or other disposition of our common stock generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock is more than one year. However, the Redemption Right may affect a U.S. Holder’s ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the period prior to the approval of a business combination. Potential investors should consult their tax advisors regarding the Redemption Right’s possible effect on these holding period requirements.

Redemption of common stock

If a U.S. Holder elects to have its common stock redeemed for cash pursuant to the exercise of the Redemption Right, such redemption generally will be treated as a sale of the common stock (subject to the rules described under “U.S. Holders — Sale or Other Disposition of Common Stock,” above), rather than as a distribution. However, a redemption of a U.S. Holder’s common stock pursuant to the Redemption Right will be treated as a distribution (and taxed as described in “U.S. Holders — Distributions,” above) if the U.S. Holder’s percentage ownership in us after the redemption is not meaningfully reduced in relation to the U.S. Holder’s percentage ownership in us prior to the redemption. For this purpose, a U.S. Holder’s percentage ownership includes shares that the U.S. Holder is deemed to own under certain attribution rules, which provide, among other things, that holders are deemed to own any shares that they hold a warrant to acquire.

If a U.S. Holder owns a relatively small amount of our common stock, and, taking into account the effect of redemption by other stockholders, the holder’s percentage ownership in us is reduced as a result of a redemption, the U.S. Holder generally will be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that a reduction in a stockholder’s proportionate interest constituted a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. Further, if a U.S. Holders owns, actually or constructively, 5% or more of our common stock before such redemption, they may be subject to special reporting requirements with respect to a redemption under the Redemption Right. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of the Redemption Right in their particular circumstances.

Sale, disposition, exercise or expiration of warrants

Upon the sale or other disposition of a warrant, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the holder’s tax basis in the warrants. Such capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale or exchange, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder in a sale of warrants will be subject to certain limitations.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a warrant. A U.S. Holder’s basis in a share of common stock received upon the exercise of a warrant will be equal to the sum of (i) the U.S. Holder’s basis in the warrant and (ii) the exercise price of the warrant. A U.S. Holder’s holding period in the common stock received upon exercise of a warrant will commence on the day after the holder exercises the warrant.

If a warrant held by a U.S. Holder expires without being exercised, the holder generally will recognize a capital loss in an amount equal to its basis in the warrant. Such loss generally will be long-term capital loss if, at the time of the expiration, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder on the expiration of a warrant will be subject to certain limitations.

U.S. federal income tax considerations

Constructive dividends on warrants

As discussed under “Description of securities — Dividends,” above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to the completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we pay a dividend on our common stock while a U.S. Holder holds our warrants, and, pursuant to the anti-dilution provisions of the warrants set forth in “Description of securities —  Warrants,” above, the conversion rate of the warrants is increased, such increase will be deemed to be the payment of a taxable dividend to the U.S. Holder to the extent of our earnings and profits, notwithstanding the fact that the holder will not have received any cash or property. If the conversion rate of the warrants is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments also could result in the deemed payment of a taxable dividend to U.S. Holders. Prospective investors should consult their tax advisors regarding the proper treatment of any adjustments to the conversion rate of the warrants.

NON-U.S. HOLDERS

Distributions

As discussed above, under “Description of securities — Dividends,” we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we make a distribution on our common stock treated as a taxable dividend to a Non-U.S. Holder (including any distributions treated as dividends on the warrants as described in “U.S. Holders — Constructive Dividends on Warrants” above), such dividend generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend.

The 30% withholding tax rate generally will not apply to dividends paid to a Non-U.S. Holder if (i) the Non-U.S. Holder is eligible for a reduced rate of withholding, or exemption from withholding, under an applicable U.S. income tax treaty, and (ii) the Non-U.S. Holder provides proper certification of its eligibility for such reduced rate or exemption (usually on an IRS Form W-8BEN).

Further, a dividend paid to a Non-U.S. Holder generally will not be subject to U.S. withholding tax to the extent that such dividend is “effectively connected” with the Non-U.S. Holder’s conduct of a “trade or business within the United States” (within the meaning of the Code), and provided that the Non-U.S. Holder complies with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). However, dividends that are exempt from U.S. withholding tax because they are effectively connected with a trade or business in the United States generally will be subject to U.S. federal income tax on a net-basis at the same graduated individual or corporate rates applicable to U.S. persons. Similarly, if the Non-U.S. Holder qualifies for the benefits of a U.S. income tax treaty, and such dividends are attributable to a “permanent establishment” (as defined under the treaty) maintained by the Non-U.S. Holder in the United States, the dividends generally will be subject to the same graduated individual or corporate rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, dividends received from us by such holder that are treated as effectively connected income or income attributable to a permanent establishment may also be subject to the branch profits tax at a rate of 30% (or a lower rate specified by an applicable U.S. income tax treaty).

Sale or other disposition of common stock and warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

➢	Such gain is effectively connected with the conduct of a trade or business within the United States by

U.S. federal income tax considerations

the Non-U.S. Holder (or, if the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty, such gain is attributable to a permanent establishment maintained by the holder in the United States); or
➢	We are or have been a “United States Real Property Holding Corporation” (a “USRPHC”) for U.S. federal income tax purposes, and, if our common stock and warrants are “regularly traded” (within the meaning of applicable U.S. Treasury Regulations), the Non-U.S. Holder selling or otherwise disposing of our common stock or warrants holds or has held, actually or constructively, more than 5% of our total outstanding common stock or warrants at any time during the preceding five-year period.

If the gain on the sale or other disposition by a Non-U.S. Holder of our common stock or warrants is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty, such gain is attributable to a permanent establishment maintained by the holder in the United States), such gain generally will be subject to U.S. federal income tax on a net-basis at the same rates applicable to U.S. persons, unless an applicable U.S. tax treaty provides otherwise. If a Non-U.S. Holder is a corporation, the 30% branch profits tax also may apply to such effectively connected gain (which may be reduced under an applicable U.S. income tax treaty).

Because the determination of whether we are a USRPHC is based on the composition of our assets from time to time (including the nature of any assets acquired in a business combination), we can provide no assurance that we will not become a USRPHC.

Information reporting and backup withholding

Information returns will be filed with the IRS in connection with the payments of dividends on our common stock and the proceeds from a sale or other disposition of our common stock and warrants. U.S. Holders must provide appropriate certification to avoid U.S. federal backup withholding. In addition, Non-U.S. Holders may need to comply with certain certification procedures to establish that they are not U.S. persons (within the meaning of the Code) in order to avoid information reporting and backup withholding tax requirements. The certification procedures a Non-U.S. Holder must follow to claim a reduced rate of withholding tax under a U.S. tax treaty, discussed above under “Non-U.S. Holders — Distributions,” generally will satisfy the certification requirements necessary to avoid the backup withholding tax, as well. The amount of any backup withholding from a payment to a holder of our common stock and warrants will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Underwriting

UBS Securities LLC and Morgan Joseph & Co. Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriters’ name:

Underwriters	Number of units
UBS Securities LLC..
Morgan Joseph & Co. Inc.
Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $     per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $     per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms. The underwriters have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriters, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction.

In addition, each holder of the founders units, the founders shares, the founders warrants and the insider warrants has agreed to certain transfer restrictions affecting its shares and warrants as further described in “Principal stockholders.”

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units and the exercise price for the warrants was determined by negotiations among us and the underwriters. The determination of our per unit offering price and exercise price for the warrants was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units listed on the AMEX under the symbol “LAC.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on

Underwriting

the AMEX under the symbols “LAC” and “LAC.W,” respectively. Trading of the units on the AMEX is expected to commence on , 2008.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Lambert’s Cove Acquisition Corporation
	No exercise	Full exercise
Per Unit	$0.70	$0.70
Total	$7,000,000	$8,050,000

The amounts paid by us in the table above include $3,250,000 in deferred underwriting discounts and commissions (or $3,737,500 if the over-allotment option is exercised in full), an amount equal to 3.25% of the gross proceeds of this offering, which will be placed in trust until our completion of a business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete a business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

In connection with the offering and subject to the above limitations, UBS Securities LLC, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

Underwriting

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when UBS Securities LLC repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the AMEX or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $750,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The underwriters may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. UBS Securities LLC will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

➢	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
➢	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
➢	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to

Underwriting

purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN FRANCE

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

➢	released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

➢	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or
➢	to investment services providers authorized to engage in portfolio management on behalf of third parties or
➢	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (R|Agee|Agglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

OTHER TERMS

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

Legal matters

Ellenoff Grossman & Schole LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Clifford Chance US LLP is acting as counsel for the underwriters in this offering.

Experts

The financial statements of Lambert’s Cove Acquisition Corporation as of March 11, 2008 and for the period from February 15, 2008 (inception) through March 11, 2008, appearing in this prospectus and the related registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Legal matters

Lambert’s Cove Acquisition Corporation (A Corporation in the Development Stage)

Report of independent registered public accounting firm

To the Board of Directors and Stockholders of
Lambert’s Cove Acquisition Corporation

We have audited the accompanying balance sheet of Lambert’s Cove Acquisition Corporation (a corporation in the development stage) (the “Company”) as of March 11, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from February 15, 2008 (date of inception) to March 11, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 11, 2008, and the results of its operations and its cash flows for the period from February 15, 2008 (date of inception) to March 11, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 14, 2008

Lambert’s Cove Acquisition Corporation (A Corporation in the Development Stage)

Balance sheet

March 11, 2008
ASSETS
Current asset, Cash	$150,000
Other asset, Deferred offering costs	65,404
Total assets	$215,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$2,200
Accrued offering costs	65,404
Note payable, stockholder	125,000
Total current liabilities	192,604
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, 75,000,000 shares authorized; 2,875,000 shares issued and outstanding	288
Additional paid-in capital	24,712
Deficit accumulated during the development stage	(2,200)
Total stockholders’ equity	22,800
$215,404

See accompanying notes to financial statements.

Lambert’s Cove Acquisition Corporation (A Corporation in the Development Stage)

Statement of operations
For the period from February 15, 2008 (date of inception) to March 11, 2008

Revenue	$—
Formation and operating costs	2,200
Net loss applicable to common stockholders	$(2,200)
Weighted average number of common shares outstanding, basic and diluted	2,875,000
Net loss per common share, basic and diluted	$(0.00)

See accompanying notes to financial statements.

Lambert’s Cove Acquisition Corporation (A Corporation in the Development Stage)

Statement of stockholders’ equity
For the period from February 15, 2008 (date of inception) to March 11, 2008

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total stockholders’ equity
	Shares	Amount
Shares of common stock included in units issued to the initial stockholder on March 11, 2008 at approximately $0.009 per unit	2,875,000	$288	$24,712	$—	$25,000
Net loss during the period				(2,200)	(2,200)
Balances at March 11, 2008	2,875,000	$288	$24,712	$(2,200)	$22,800

See accompanying notes to financial statements.

Lambert’s Cove Acquisition Corporation (A Corporation in the Development Stage)

Statement of cash flows
For the period from February 15, 2008 (date of inception) to March 11, 2008

Cash flows from operating activities
Net loss	$(2,200)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Change in operating asset and liabilities:
Increase in accrued expenses	2,200
Cash provided by (used in) operating activities	—
Cash flows from financing activities
Proceeds from note payable, stockholder	125,000
Proceeds from issuance of units to initial stockholder	25,000
Cash provided by (used in) financing activities	150,000
Net increase in cash	150,000
Cash, beginning of period	—
Cash, end of period	$150,000
Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$65,404

See accompanying notes to financial statements.

Lambert’s Cove Acquisition Corporation
(A Corporation in the Development Stage)
Notes to financial statements

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Lambert’s Cove Acquisition Corporation (a corporation in the development stage) (the “Company”) is a newly organized blank check company incorporated in Delaware on February 15, 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies.

At March 11, 2008, the Company has neither engaged in any operations nor generated any revenue to date. All activity through March 11, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, 98.5% of the gross proceeds of the Proposed Offering, after payment of certain amounts to the underwriters, and the private placement described below in Note E will be held in a trust account (“Trust Account”) and invested in: (i) U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or (ii) money market funds meeting certain conditions specified in Rule 2a-7 under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account. The remaining proceeds, as well as up to $2,500,000 of interest income earned on the Trust Account, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event a majority of the shares of common stock voted by the holders of shares of common stock sold in the Proposed Offering vote against the business combination (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination or 40% or more exercise their redemption rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to redeem their stock into a pro rata share of the Trust Account (including the additional 3.25% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned on the Trust Account (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the Business Combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholders’ redemption rights. A stockholder must also affirmatively exercise such redemption rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them prior to the Proposed Offering in accordance with the vote of the majority in interest of all other stockholders of the Company.

Lambert’s Cove Acquisition Corporation
(A Corporation in the Development Stage)
Notes to financial statements

In the event that the Company does not consummate a Business Combination within 24 months or 36 months (in the event an extension is approved) from the date of the final prospectus for the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders prior to the Proposed Offering to the extent of their initial stock holdings. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Development stage company

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share

Loss per common share is based on weighted average number of common shares outstanding. The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per common share on the face of the statement of operations. Basic loss per common share excludes dilution and is computed by dividing loss applicable to common stockholders by the weighted-average common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the Company. At March 11, 2008, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per share.

Concentration of credit risk

The Company maintains cash in a bank deposit account which, at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Lambert’s Cove Acquisition Corporation
(A Corporation in the Development Stage)
Notes to financial statements

Deferred offering costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A —  “Expenses of Offering”. Deferred offering costs consist principally of legal costs of $37,500, accounting costs of $10,000 and other operating costs of $17,904, incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company also complies with the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is” more likely than not” that the position is sustainable based on its technical merits. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The Company adopted the provisions of FIN 48 at inception, February 15, 2008.

Recently issued accounting standards

In December 2007, the FASB issued SFAS 141(R) which replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE C — PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units at $10 per unit (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business, and will expire five years from the date of the prospectus or earlier upon redemption or liquidation of the Trust Account. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on

Lambert’s Cove Acquisition Corporation
(A Corporation in the Development Stage)
Notes to financial statements

which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

NOTE D — NOTE PAYABLE, STOCKHOLDER

The Company issued one unsecured promissory note of $125,000 due to the Company’s sponsor (as defined in Note E below). The note is non-interest bearing and are payable on the earlier of March 11, 2010 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

NOTE E — COMMITMENTS AND CONTINGENCIES

The Company intends on entering into an agreement with the underwriters of the Proposed Offering (the “Underwriting Agreement”). The Underwriting Agreement requires the Company to pay 7.0% of the gross proceeds of the Proposed Offering as an underwriting discount. However, the underwriters have agreed to defer 3.25% of the gross proceeds, which will not be payable unless and until the Company completes an initial Business Combination. The Company will pay an underwriting discount of 3.75% in connection with the consummation of the Proposed Offering and will place 3.25% of the gross proceeds in the Trust Account. The underwriters have waived their right to receive payment of the 3.25% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

The Company has granted the underwriters a 30-day option to purchase up to 1,500,000 additional Units to cover over-allotments. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

Commencing on the initial public offering (“IPO”) effective date, a company controlled by affiliates, Lambert’s Cove Holding, LLC (“the Company’s sponsor”), will be paid a monthly fee of $10,000 for general and administrative services including but not limited to receptionist, secretarial and general office services until the earliest occurs for the Company: (i) consummates a Business Combination, (ii) 24 months or 36 months (in the event an extension is approved) from the date of the final prospectus for the Proposed Offering and (iii) the date the Company ceases to exist in accordance with its amended and restated certificate of incorporation.

The Company’s sponsor has committed to purchase, in a private placement, a total of 3,050,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $3,050,000) privately from the Company. This purchase will take place immediately prior to the date of the final prospecus for the Proposed Offering. The Company believes the purchase price of $1.00 per Insider Warrant will represent the fair value of such warrants on the date of the purchase and accordingly no compensation expense will be recognized with respect to the issuance of the Insider Warrants.

All of the proceeds received from the purchase will be placed in the Trust Account. The Insider Warrants to be purchased will be identical to the Warrants underlying the Units being offered in the Proposed Offering expect that (i) the Insider Warrants are not subject to redemption if held by the Company’s sponsor or its permitted assigns and (ii) the Insider Warrants may be exercised on a “cashless” basis at any time after the consummation of the Business Combination, if held by the Company’s sponsor or its permitted assigns. If the Company is unable to deliver shares of common stock to the holder upon exercise of Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

On March 11, 2008, the Company issued 2,875,000 units (each consisting of one share of common stock and one warrant to purchase one share of common stock) to the Company’s sponsor, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.009 per unit. An aggregate of

Lambert’s Cove Acquisition Corporation
(A Corporation in the Development Stage)
Notes to financial statements

375,000 units sold to the Company’s sponsor are subject to partial or complete forfeiture in the event that the underwriter’s over-allotment option is not exercised, either partially or fully.

NOTE F — COMMON STOCK

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.0001. The Company intends to account for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a redemption event, the redeemable securities should not be classified outside of permanent equity. As discussed in Note A, the Business Combination will only be consummated if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders holding less than 40% (3,999,999) of the shares of common stock sold in the Proposed Offering exercise their redemption rights. As further discussed in Note A, if a Business Combination is not consummated within 24 months or 36 months (in the event an extension is approved) from the date of the final prospectus for the Proposed Offering, the Company will liquidate and the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders prior to the Proposed Offering to the extent of their initial stock holdings. Accordingly, 3,999,999 shares will be classified outside of permanent equity at redemption value. The Company recognizes changes in the redemption value immediately as they occur and adjusts the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period.

NOTE G — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of March 11, 2008, the Company had not issued shares of preferred stock. The Company’s certificate of incorporation prohibits it, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the common stock on a Business Combination.

$100,000,000

Lambert’s Cove
Acquisition Corporation

10,000,000 Units

PROSPECTUS

UBS Investment Bank

Morgan Joseph

, 2008

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II
Information not required in prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC registration fee	7,927
FINRA filing fee	20,625
AMEX Filing fee	$80,000
Accounting fees and expenses	$60,000
Printing and engraving expenses	$60,000
Legal fees and expenses	$250,000
Miscellaneous(2)	$111,713
Total	$591,265

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant’s common stock, approximately $2,400 for acting as the warrant agent of the registrant’s warrants, and approximately $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

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(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

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Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we sold the following units (each consisting of one share of our common stock and one warrant to purchase a share of our common stock) without registration under the Securities Act:

Stockholders	Number of units
Lambert’s Cove Holdings, LLC	2,875,000
Total	2,875,000

Such units (the “Founders units”) were issued on March 11, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The units issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of $0.01 per unit. No underwriting discounts or commissions were paid with respect to such sales. 375,000 of such units are subject to partial or complete forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully.

Prior to the date this registration statement is declared effective, our sponsor will purchase 3,050,000 insider warrants from us. These insider warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our sponsor in connection with these insider warrants and is attached as an exhibit. Our sponsor has subscribed for and, prior to the date this registration statement is declared effective, will purchase the insider warrants.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we will adjust the founders units in the same proportion as the increase in the units offered hereby such that the aggregate number of founders units the sponsor holds will be equal to 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will similarly adjust the founders units in the same proportion as the decrease in the units offered hereby such that the aggregate number of founders units the sponsor holds will be equal to 20.0% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement. A proportional number (i) of such increased number of shares will be placed into escrow and will be subject to partial or complete forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully; or (ii) of such decreased number of shares will be forfeit from escrow, with the remainder subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any

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statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of April, 2008.

LAMBERT’S COVE ACQUISITION CORPORATION

By:	/s/ Jeffrey C. Levy Name: Jeffrey C. Levy Title: President, Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Levy his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Mark A. Pelson Mark A. Pelson	Chairman of the Board of Directors (Principal Financial and Accounting Officer)	April 23, 2008
/s/ Jeffrey C. Levy Jeffrey C. Levy	Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2008
/s/ Bruce N. Hawthorne Bruce N. Hawthorne	Director	April 23, 2008
Steven A. Burch	Director	April 23, 2008
Vanessa A. Wittman	Director	April 23, 2008

Exhibit index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.**
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and Lambert’s Cove Holdings, LLC.*
10.3	Form of Registration Rights Agreement among the Registrant and Lambert’s Cove Holdings, LLC.*
10.4	Form of Letter Agreement by and between the Registrant and the Sponsor.*
10.5	Form of Letter Agreement by and between the Registrant and each of the directors and officers of the Registrant.*
10.10	Administrative Services Agreement between the Registrant and Sponsor.*
10.11	Subscription Agreement between the Registrant and the Sponsor.**
10.12	Promissory Note, dated March 11, 2008, issued to Sponsor in the amount of $125,000.**
10.13	Securities Subscription Agreement between the Registrant and Sponsor.**
14	Code of Business Conduct and Ethics.*
23.1	Consent of Rothstein Kass & Company, P.C.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
24	Power of Attorney (Included on Signature Page of this registration statement).
99.1	Audit Committee Charter.*
99.2	Corporate Governance and Nominating Committee Charter.*

*	To be filed by amendment.
**	Previously filed.